As filed with the Securities and Exchange Commission on March 3, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in governing instruments)
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
(972) 490-9600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alex Rose
Executive Vice President, General Counsel and Secretary
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
(972) 490-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Richard M. Brand
Gregory P. Patti Jr.
Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, NY 10281
(212) 504-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:
Large accelerated filer ☒	Accelerated filer ☐
Non- accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, dated March 3, 2022
PROSPECTUS
Ashford Hospitality Trust, Inc.
1,745,260 Shares
Common Stock
Ashford Hospitality Trust, Inc., together with its subsidiaries (the “Company,” “our,” “we” or “us”) is an externally-advised real estate investment trust (“REIT”). While our portfolio currently consists of upscale hotels and upper upscale full-service hotels, our investment strategy is predominantly focused on investing in upper upscale full-service hotels in the United States that have a revenue per available room (“RevPAR”) generally less than two times the U.S. national average. We were formed as a Maryland corporation in May 2003. We are advised by Ashford Hospitality Advisors LLC (“Ashford LLC”), a subsidiary of Ashford Inc. We own our lodging investments and conduct our business through Ashford Hospitality Limited Partnership (“Ashford Trust OP”), our operating partnership. Ashford OP General Partner LLC, a wholly owned subsidiary of the Company, serves as the sole general partner of our operating partnership.
This prospectus relates to the offer and sale of up to 1,745,260 shares of common stock, par value $0.01 (“Common Stock”), of Ashford Hospitality Trust, Inc. (the “Company”), issuable upon exercise of the warrants described herein by the selling stockholders identified in this prospectus. This registration statement registers the common stock underlying the warrants, which were previously registered on Form S-11, which was declared effective by the Securities and Exchange Commission (“SEC”) on November 2, 2021. No shares were sold under such Form S-11 as of the date of this filing.
The selling stockholders (which term as used herein includes their pledgees, donees, transferees or other successors-in-interest) may offer the shares from time to time as they may determine through public transactions or through other means and at varying prices as determined by the prevailing market price for shares or in negotiated transactions as described in the section entitled “Plan of Distribution” beginning on page 58.
We do not know when or in what amount the selling stockholders may offer the shares for sale. We expect that the offering price for our Common Stock will be based on the prevailing market price of our Common Stock at the time of sale.
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder. Under the Credit Agreement (as defined herein) in the event that the selling stockholders elect to receive the exit fee (as defined herein) in warrants and any of such warrants are sold at a price per share of Common Stock in excess of $40.00, all obligations owed to the lenders shall be reduced by an amount equal to 25% of the amount of such excess consideration, subject to certain adjustments.
Our Common Stock is listed on the New York Stock Exchange, Inc. (the “NYSE”) under the symbol “AHT.” On February 28, 2022 the last sale price of our Common Stock, as reported on the NYSE, was $8.61 per share.
Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 9 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2022.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. An offer to sell these securities will not be made in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the shares described in this prospectus in one or more offerings. Before making your investment decision, we urge you to carefully read this prospectus and all of the information contained in the documents incorporated by reference in this prospectus, as well as the additional information described under the headings “Where You Can Find More Information.”
In connection with the offer and sale of securities by the selling stockholders, the selling stockholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We have not, and the selling stockholders have not, authorized anyone to provide you with any information or to make any representations other than that contained in or incorporated by reference in this prospectus, any prospectus supplement or in any related free writing prospectus filed by us with the SEC. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
References in this prospectus to “our company,” “we,” “us,” “our” or “Ashford Trust” refer to Ashford Hospitality Trust, Inc., a Maryland corporation, and, as the context may require, its consolidated subsidiaries, including Ashford Hospitality Limited Partnership, a Delaware limited partnership, which we refer to as “our operating partnership” or “Ashford Trust OP.”
Our logo design is our trademark. This prospectus also includes trademarks, trade names and service marks that are the property of other organizations. For convenience, our logo appears in this prospectus without the ™ symbol, but those uses are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to this trademark.

PROSPECTUS SUMMARY
This summary highlights, and is qualified in its entirety by, the more detailed information included elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that may be important to you. You should read and carefully consider the entire prospectus, especially as described in “Risk Factors,” before deciding to invest in common stock.
Overview
Ashford Hospitality Trust, Inc., together with its subsidiaries, is an externally-advised REIT. While our portfolio currently consists of upscale hotels and upper upscale full-service hotels, our investment strategy is predominantly focused on investing in upper upscale full-service hotels in the U.S. that have a RevPAR generally less than two times the U.S. national average. We were formed as a Maryland corporation in May 2003. We are advised by Ashford LLC, a subsidiary of Ashford Inc. We own our lodging investments and conduct our business through Ashford Trust OP, our operating partnership. Ashford OP General Partner LLC, a wholly-owned subsidiary of the Company, serves as the sole general partner of our operating partnership. Our hotel properties are primarily branded under the widely recognized upscale and upper upscale brands of Hilton, Hyatt, Marriott and Intercontinental Hotel Group. As of December 31, 2021, we owned interests in the following assets:
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100 consolidated hotel properties, which represent 22,313 total rooms;

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85 hotel condominium units at WorldQuest Resort in Orlando, Florida (“WorldQuest”);

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16.7% ownership in OpenKey, Inc. with a carrying value of $2.8 million; and

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32.5% ownership in 815 Commerce Managing Member LLC (“815 Commerce MM”) with a carrying value of $8.5 million.

For U.S. federal income tax purposes, we have elected to be treated as a REIT, which imposes limitations related to our operations. As of December 31, 2021, our 100 hotel properties were leased or owned by our wholly-owned subsidiaries that are treated as taxable REIT subsidiaries for U.S. federal income tax purposes (collectively, these subsidiaries are referred to as “Ashford TRS”). Ashford TRS then engages third-party or affiliated hotel management companies to operate the hotels under management contracts. Hotel operating results related to these properties are included in the consolidated statements of operations.
We are advised by Ashford LLC through an advisory agreement. All of the hotel properties in our portfolio are currently asset-managed by Ashford LLC. We do not have any employees. All of the services that might be provided by employees are provided to us by Ashford LLC.
We do not operate any of our hotel properties directly; instead we employ hotel management companies to operate them for us under management contracts. Remington Hotels, a subsidiary of Ashford Inc., manages 68 of our 100 hotel properties and WorldQuest. Third-party management companies manage the remaining hotel properties.
Ashford Inc. also provides other products and services to us or our hotel properties through certain entities in which Ashford Inc. has an ownership interest. These products and services include, but are not limited to, project management services, debt placement and related services, audio visual services, real estate advisory services, insurance claims services, hypoallergenic premium rooms, broker-dealer and distribution services and mobile key technology.
As of December 31, 2021, Mr. Monty J. Bennett and Mr. Archie Bennett, Jr. together owned approximately 610,246 shares of Ashford Inc. common stock, which represented an approximate 20.2% ownership interest in Ashford Inc., and owned 18,758,600 shares of Ashford Inc. Series D Convertible Preferred Stock, which was exercisable (at an exercise price of $117.50 per share) into an additional approximate 3,991,191 shares of Ashford Inc. common stock, which if exercised would have increased the Bennetts’ ownership interest in Ashford Inc. to 65.6%. The 18,758,600 shares of Series D Convertible Preferred Stock owned by Mr. Monty J. Bennett and Mr. Archie Bennett, Jr. include 360,000 shares owned by trusts.

Corporate Information
Our principal executive offices are located at 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. Our telephone number is (972) 490-9600. Our website is www.ahtreit.com. The information found on or accessible through our website is not incorporated into, and does not form a part of, this prospectus or any other report or document that we file with or furnish to the SEC. We have included our website address in this prospectus as an inactive textual reference and do not intend it to be an active link to our website.

THE OFFERING
On January 15, 2021, the Company and Ashford Trust OP entered into a Credit Agreement (the “Original Credit Agreement”) with certain funds and accounts managed by Oaktree Capital Management, L.P. (“Oaktree”) and Oaktree Fund Administration, LLC, as administrative agent (the “Administrative Agent”). The Original Credit Agreement provides that, subject to the conditions set forth therein, Oaktree will make available to the Company a senior secured term loan facility comprised of (a) initial term loans (the “Initial Term Loan”) in an aggregate principal amount of $200,000,000, (b) initial delayed draw term loans in an aggregate principal amount of up to $150,000,000 (the “Initial DDTL”) and (c) additional delayed draw term loans in an aggregate principal amount of up to $100,000,000 (the “Additional DDTL,” and together with the Initial Term Loan and the Initial DDTL, collectively, the “Loans”), in each case to fund general corporate operations of the Company and its subsidiaries.
The Loans under the Original Credit Agreement will bear interest (a) with respect to the Initial Term Loan and the Initial DDTL, at an annual rate equal to 16% for the first two years, reducing to 14% thereafter and (b) with respect to the Additional DDTL, at an annual rate equal to 18.5% for the first two years, reducing to 16.5% thereafter. Interest payments on the Loans will be due and payable in arrears on the last business day of March, June, September and December of each calendar year and the Maturity Date (as defined below). For the first two years following the closing of the Original Credit Agreement, the Company will have the option to pay accrued interest “in kind” by adding such amount of accrued interest to the outstanding principal balance of the Loans (such interest, “PIK Interest”). The initial maturity date of the Original Credit Agreement (the “Maturity Date”) shall be three years from January 15, 2021, with two optional one-year extensions subject to satisfaction of certain terms and conditions. Oaktree shall, subject to certain terms, have the ability to make protective advances to the Company pursuant to the terms of the Original Credit Agreement to cure defaults with respect to mortgage and mezzanine-level indebtedness of subsidiaries of the Company having principal balances in excess of $400,000,000.
The Loans under the Original Credit Agreement are subject to prepayment with the net cash proceeds of certain events including asset sales, casualty events, excess proceeds from refinancings of property-level debt and the issuance of indebtedness that is not permitted to be incurred under the Original Credit Agreement, in certain cases subject to the right of the Company to reinvest such net cash proceeds in assets useful to the business or use a portion thereof to fund operating shortfalls at property-level subsidiaries. The Company will pay certain customary fees and expenses in connection with the funding of the Loans under the Original Credit Agreement. Certain prepayments or repayments of the Loans are subject to prepayment premiums as described in the Original Credit Agreement, including a customary make-whole premium in respect of prepayments made within the first 24 months after the closing of the Original Credit Agreement.
The Original Credit Agreement contains certain customary affirmative and negative covenants, subject to certain carve-outs and exceptions, including restrictions on the ability of the Company to incur debt and liens and make investments and dispositions, and a covenant to maintain not less than $50,000,000 in unrestricted cash. The Original Credit Agreement also contains customary events of default including (subject to customary grace periods and materiality qualifiers), among others, (a) the failure to re-pay the Loans made under the Original Credit Agreement when due, (b) the failure to perform or observe any term, covenant or agreement contained in the Original Credit Agreement and accompanying documents, (c) cross-default to indebtedness of the Company having an aggregate principal amount of more than $40,000,000, (d) cross-acceleration to indebtedness of property-level subsidiaries having an aggregate principal amount in excess of $400,000,000 and (e) the institution of insolvency proceedings.
The Company and certain of its subsidiaries that are guarantors have granted liens on substantially all of their assets to Oaktree to secure the obligations under the Original Credit Agreement, subject to certain exceptions and permitted liens.
Upon the earliest of the repayment in full of the Loans, the final maturity of the Loans under the Original Credit Agreement or the acceleration of the Loans after an event of default, Oaktree will be entitled to an exit fee (the “Exit Fee”), which, at the election of Oaktree, will be satisfied by either the payment of a cash fee equal to (1) 15% of all Loans advanced plus any outstanding capitalized PIK Interest (which may, subject to certain conditions, at the election of the company, be paid in the form of common stock of the

Company) or (2) warrants for the purchase of common stock of the Company equal to 19.9% of all common stock outstanding on the closing date of the Original Credit Agreement (calculated on a pro forma basis after giving effect to the issuance of such shares of common stock upon exercise of the warrants) plus 1% multiplied by the quotient obtained by dividing the aggregate amount of all Initial DDTL advances made under the Original Credit Agreement by $10 million, subject to additional adjustments and conditions as more fully described in the Original Credit Agreement and the Warrant Certificate included as Exhibit A to Amendment No. 1 to the Credit Agreement.
Investor Agreement
In connection with the transactions contemplated by the Original Credit Agreement, on January 15, 2021, the Company entered into an Investor Agreement (the “Investor Agreement”) with Oaktree. The Investor Agreement sets forth various arrangements and restrictions with respect to the parties, including, among others, the following:
Board Observers.   Until the later of (a) such time as the Loans have been repaid in full and (b) Oaktree beneficially owns, in the aggregate, warrants, shares of Common Stock of the Company, or common units of limited partnership interests in the Company (“Common Partnership Units”), in each case solely to the extent issued in connection with the payment of the Exit Fee, representing (or convertible, exchangeable, redeemable or exercisable into) less than fifteen percent (15%) of the total number of shares of Common Stock on a fully diluted basis, Oaktree shall have the right to appoint two (2) observers to the Board, subject to certain limitations as more fully described in the Investor Agreement.
Standstill.   The Investor Agreement includes customary standstill provisions which require that, until the later of (a) such time as the Loans have been repaid in full and the Exit Fee has been paid and (b) Oaktree beneficially owns, in the aggregate, warrants, shares of Common Stock, or Common Partnership Units, representing (or convertible, exchangeable, redeemable or exercisable into) less than ten percent (10%) of the total number of shares of Common Stock on a fully diluted basis, Oaktree will not at any time, nor will they cause or permit any of their affiliates (other than certain excluded affiliates) to (i) acquire shares of Common Stock or securities convertible, exchangeable, redeemable or exercisable into shares of Common Stock or (ii) take certain actions related to, or advise, assist or encourage others to take actions related to, mergers, tender offers, exchange offers, business combinations, restructurings or other extraordinary transactions, and will refrain from taking certain actions related to the calling of meetings, solicitation of proxies, making of proposals or director nominations and other actions of stockholders. The standstill provisions shall terminate thirty (30) days following an uncured event of default under the Original Credit Agreement or upon the occurrence of a Fundamental Change Event (as defined in the Investor Agreement).
Voting.   During the period Oaktree has the right to appoint observers to the Board, they shall cause all shares of Common Stock held to be voted, or following the date Oaktree ceases having the right to appoint observers to the Board, they shall cause all shares of Common Stock held that represent in excess of nine and eight-tenths percent (9.8%) of the outstanding shares of Common Stock of the Company to be voted, in each case, (x) in favor of all persons nominated to serve as directors by the Board and against all persons who have not been recommended by the Board and (y) otherwise in accordance with the recommendation of the Board with respect to all other actions, proposals or matters to be voted upon by the stockholders of the Company. The voting agreements shall terminate thirty (30) days following an uncured event of default under the Original Credit Agreement or upon the occurrence of a Fundamental Change Event.
Anti-Takeover Covenants.   Until the later of (a) such time as the Loans have been repaid in full and (b) Oaktree beneficially owns, in the aggregate, warrants, shares of Common Stock, or Common Partnership Units, representing (or convertible, exchangeable, redeemable or exercisable into) less than ten percent (10%) of the total number of shares of Common Stock on a fully diluted basis, the Company will not adopt a stockholders rights plan or similar form of “poison pill” arrangement or elect or cause the Company to be subject to any applicable state anti-takeover law, in each case except to the extent Oaktree and their affiliates are expressly exempted.
Preemptive Rights.   The Investor Agreement provides Oaktree with a preemptive right in the event that the Company issues and sells shares of Common Stock in certain public offerings and private placements, as more fully described in the Investor Agreement.

Subordination and Non-Disturbance Agreement
In connection with the transactions contemplated by the Original Credit Agreement, on January 15, 2021, the Company entered into a Subordination and Non-Disturbance Agreement (the “SNDA”) with Ashford Trust OP, Ashford TRS, Ashford Inc., Ashford LLC, Remington Hotels, Premier Project Management, LLC (“Premier”), Lismore Capital II LLC (“Lismore”), a subsidiary of Ashford Inc., and the Administrative Agent pursuant to which the applicable parties agreed to subordinate to the prior repayment in full of all obligations under the Original Credit Agreement, (1) prior to the later of (i) the second anniversary of the Original Credit Agreement and (ii) the date PIK Interest is paid in full, advisory fees (other than reimbursable expenses) in excess of 80% of such fees paid during the fiscal year ended December 31, 2019, (2) any termination fee or liquidated damages amounts under the advisory agreement, or any amount owed under any enhanced return funding program in connection with the termination of the advisory agreement or sale or foreclosure of assets financed thereunder, and (3) any payments to Lismore in connection with the transactions contemplated by the Credit Agreement.
Amendment No. 1 to the Credit Agreement
On October 12, 2021, the Company and Ashford Trust OP entered into Amendment No. 1 to the Credit Agreement (Original Credit Agreement, as amended thereby, the “Credit Agreement”) with certain funds and accounts managed by Oaktree and the Administrative Agent which, among other items, (i) extends the commitment period of the Initial DDTL and Additional DDTL from thirty months to forty-two months after the initial closing date of the Credit Agreement, if the Initial Term Loans are repaid in full prior to the expiration of such commitment period (the “DDTL Commitment Period”), (ii) suspends our obligations to comply with certain covenants during the DDTL Commitment Period if at any point there are no loans or accrued interest thereon are outstanding, (iii) suspends our obligation to subordinate fees due under the advisory agreement if at any point there is no accrued interest outstanding or any accrued dividends on any of our preferred stock and we have a sufficient unrestricted cash to repay in full all outstanding Loans, (iv) permits Oaktree to, at any time, elect to receive an Exit Fee in warrants for the purchase of Common Stock equal to 19.9% of all Common Stock outstanding on the closing date of the senior secured credit facility subject to certain upward or downward adjustments, and (v) provides that in the event prior to the termination of the facility, Oaktree elects to receive the Exit Fee in warrants and any of such warrants are sold at a price per share of Common Stock in excess of $40, all obligations owed to Oaktree shall be reduced by an amount equal to 25% of the amount of such excess consideration, subject to certain adjustments.
In connection with the Credit Agreement and in the event Oaktree elects to receive the Exit Fee in warrants, the Company will issue to Oaktree warrants to purchase 1,745,260 shares of our Common Stock, which represents 19.9% of all Common Stock outstanding on the closing date of the Credit Agreement (calculated on a pro forma basis after giving effect to the issuance of such shares of common stock upon exercise of the warrants). The certificate representing such warrants (the “Warrant Certificate”) agreed to by the parties provides for customary adjustments in the event of certain distributions, subdivisions, combinations and other issuances by the Company. The Warrant Certificate also provides for adjustments to the number of shares which such warrants are purchasable for, subject to the terms and conditions set forth in the Credit Agreement and Warrant Certificate, (i) downward in the event certain of the Company’s subsidiaries effect a pledge of the equity interests of certain property-level subsidiaries and (ii) upward in the event Oaktree advances additional DDTLs to the Company.
On November 19, 2021, the Company entered into a Limited Waiver to the Credit Agreement (the “Limited Waiver”) with the guarantors party thereto, Oaktree and the Administrative Agent. Pursuant to the Limited Waiver, Oaktree and the Administrative Agent waived the Company’s obligation to comply with the negative covenant set forth in the Credit Agreement insofar as such negative covenant prohibits the declaration of any Restricted Payment (as defined in the Credit Agreement) constituting current or accrued dividends on the Company’s preferred stock on or before November 30, 2021. As a result of the Limited Waiver, effective November 19, 2021, the Company is permitted to declare current and accrued dividends on the Company’s preferred stock so long as such declared dividends are not made or paid until after November 30, 2021, and (i) no PIK Principal is then outstanding, and (ii) the aggregate amount of Unrestricted Cash (as defined in the Credit Agreement), after giving effect to such Restricted Payment constituting current and accrued dividends on the Company’s preferred stock, is not less than an amount equal to the sum of (x) $100,000,000 plus (y) the aggregate principal amount of delayed draw term loans advanced prior to the date thereof or contemporaneously therewith.
The Company and Oaktree also entered into a registration rights agreement on December 7, 2021 (the “Registration Rights Agreement”) pursuant to which, among other items, the Company agreed to maintain the effectiveness of this registration statement for so long as the Registrable Securities under the Registration Rights Agreement remain unsold.
The Company is now eligible to file registration statements on Form S-3. This registration statement registers the Common Stock underlying the warrants, which were previously registered on Form S-11, which was declared effective by the SEC on November 2, 2021.

SECURITIES OFFERED
Common Stock to be offered by the selling stockholder:
1,745,260 shares of Common Stock
Common Stock outstanding prior to this offering
34,493,429 shares as of February 27, 2022
Common Stock to be outstanding after this offering
36,238,689 shares (based on 34,493,429 shares of Common Stock outstanding as of February 27, 2022, and assuming full exercise of the shares underlying the warrants listed in this offering)
Use of proceeds
We will receive no proceeds from the sale of shares of Common Stock by Oaktree in this offering. In the event that Oaktree elects to receive the Exit Fee in warrants and any of such warrants are sold at a price per share of Common Stock in excess of $40.00, all obligations owed by us to Oaktree under the Credit Agreement shall be reduced by an amount equal to 25% of the amount of such excess consideration, subject to certain adjustments.
Risk factors
This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.
Symbol on the NYSE
“AHT”

RISK FACTORS
An investment in our securities involves various risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and the other information contained in this prospectus, as updated by our Quarterly Reports on Form 10-Q and subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our securities.
Risks Related to the Offering
Future sales of our Common Stock or other securities convertible into our Common Stock could cause the market value of our Common Stock to decline and could result in dilution of your shares.
Our Board is authorized, without approval of our stockholders, to cause us to issue additional shares of our stock or to raise capital through the issuance of preferred stock, options, warrants and other rights on terms and for consideration as our Board in its sole discretion may determine.
Pursuant to the Registration Rights Agreement, we are required to, among other things, prepare and file with the SEC such amendments, post-effective amendments and supplements to this registration statement and the prospectus used in connection therewith as may be necessary to cause or maintain the effectiveness of this registration statement for so long as the Registrable Securities (as defined in the Registration Rights Agreement) remain unsold, and, upon the written request of a selling stockholder, the Company shall as soon as reasonably practicable amend or supplement the prospectus relating to this registration statement to facilitate a “take down” as may be reasonably requested by such selling stockholder.
Sales of substantial amounts of our Common Stock or future issuances of convertible securities could dilute your ownership and could cause the market price of our Common Stock to decrease significantly. We cannot predict the effect, if any, of future sales of our Common Stock, or the availability of our Common Stock for future sales, on the value of our Common Stock. Sales of substantial amounts of our Common Stock, or the perception that such sales could occur, may adversely affect the market price of our Common Stock.
We may borrow additional amounts under the Credit Agreement which may increase the amount of the Exit Fee.
Subject to the terms and conditions of the Credit Agreement, we may, borrow additional amounts of up to $250,000,000 subject to certain conditions. Additionally, subject to the terms and conditions of the Credit Agreement, Oaktree may elect to have a future Exit Fee (as defined in the Credit Agreement) satisfied in cash.  In such event, we may elect to pay all or a portion of such Exit Fee in the form of shares of our Common Stock.  The aggregate size of the Exit Fee and the price per share for the shares of our Common Stock at the time payment of any such Exit Fee is required are not currently known. Accordingly, it is not currently possible to predict the number of shares that may be issued to Oaktree, if any.
The extent to which we satisfy all or any portion of a future Exit Fee in the form of shares of our Common Stock will depend on a number of factors including, the prevailing market price of our Common Stock and the extent to which we are able to secure working capital from other sources.
Future sales and issuances of our Common Stock or other securities might result in significant dilution and could cause the price of our Common Stock to decline.
To raise capital, we may sell Common Stock, convertible securities or other equity securities in one or more transactions, at prices and in a manner we determine from time to time. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We cannot predict what effect, if any, sales of shares of our Common Stock in the public market or the availability of shares for sale will have on the market price of our Common Stock. However, future sales of substantial amounts of our Common Stock in the public market, including shares issued upon exercise of outstanding options, or the perception that such sales may occur, could adversely affect the market price of our Common Stock.
Risks Related to Our Business
We did not pay dividends on our Common Stock in fiscal year 2021. We do not expect to pay dividends on our Common Stock for the foreseeable future.
We did not pay dividends on our Common Stock in fiscal year 2021. We do not expect to pay dividends on our Common Stock for the foreseeable future, particularly in light of the downturn in our business occasioned by the COVID-19 pandemic and the demands of our property-level lenders, some of with whom we are currently negotiating forbearance agreements in light of our failure to make interest and principal payments starting in April 2020. We do not anticipate paying any dividends on our outstanding Common Stock for any quarter during 2022. The board of directors will continue to review our dividend policy and make future announcements with respect thereto.
Under Maryland law and except for an ability to pay a dividend out of current earnings in certain limited circumstances, no dividend (except a dividend in shares of stock) may be declared or paid by a Maryland corporation unless, after giving effect to the dividend, assets will continue to exceed liabilities and the corporation will be able to continue to pay its debts as they become due in the usual course. Maryland law permits these determinations to be made by our board of directors based on either a book value basis or a reasonable fair value basis. As of December 31, 2021, the Company had a deficit in stockholders’ equity of approximately $2.7 million and had not generated current earnings from which a dividend is potentially payable since the year ended December 31, 2015. There is no expectation that a dividend on Common Stock can or would be considered or declared at any time in the foreseeable future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein contain forward-looking statements that are subject to various risks and uncertainties. Forward looking statements are generally identifiable by use of forward looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature:
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the impact of COVID-19 and numerous governmental travel restrictions and other orders on our business including one or more possible recurrences of COVID-19 cases causing state and local governments to reinstate travel restrictions;

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our business and investment strategy;

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anticipated or expected purchases or sales of assets;

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our projected operating results;

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completion of any pending transactions;

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our ability to restructure existing property level indebtedness;

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our ability to secure additional financing to enable us to operate our business during the pendency of COVID-related business weakness, which has materially impacted our operating cash flows and cash balances;

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our understanding of our competition;

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market trends;

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projected capital expenditures; and

•
the impact of technology on our operations and business.

Such forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Factors that could have a material adverse effect on our forward-looking statements include, but are not limited to:
•
the factors discussed in our Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 28, 2022, including those set forth under the sections titled “Risk Factors,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and “Properties,” as updated in our subsequent Quarterly Reports on Form 10-Q and other filings under the Exchange Act;

•
adverse effects of the COVID-19 pandemic, including a significant reduction in business and personal travel and travel restrictions in regions where our hotels are located, and one or more possible recurrences of COVID-19 cases causing a further reduction in business and personal travel and potential reinstatement of travel restrictions by state or local governments;

•
ongoing negotiations with our lender regarding potential forbearance or the exercise by our lender of its remedies for default under our loan agreement;

•
actions by our lender to accelerate the loan balance and foreclose on the hotel properties that are security for our loan that is in default;

•
actions by the lenders of our senior secured credit facility to foreclose on our assets which are pledged as collateral;

•
general volatility of the capital markets and the market price of our securities;

•
general and economic business conditions affecting the lodging and travel industry;

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changes in our business or investment strategy;

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availability, terms, and deployment of capital;

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unanticipated increases in financing and other costs, including a rise in interest rates;

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changes in our industry and the market in which we operate, interest rates, or local economic conditions;

•
the degree and nature of our competition;

•
actual and potential conflicts of interest with Ashford Inc. and its subsidiaries (including Ashford LLC, Remington Hotels and Premier Project Management, LLC), Braemar Hotels & Resorts Inc., our executive officers and our non-independent directors;

•
changes in personnel of Ashford LLC or the lack of availability of qualified personnel;

•
changes in governmental regulations, accounting rules, tax rates and similar matters;

•
legislative and regulatory changes, including changes to the Code, and related rules, regulations and interpretations governing the taxation of REITs;

•
limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes; and

•
future sales and issuances of our Common Stock or other securities, which might result in dilution and could cause the price of our Common Stock or other securities to decline.

When considering forward looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. The matters summarized under “Risk Factors” and elsewhere in this prospectus could cause our actual results and performance to differ significantly from those contained in our forward looking statements. Accordingly, we cannot guarantee future results or performance. Readers are cautioned not to place undue reliance on any of these forward looking statements, which reflect our views as of the date of this prospectus. Furthermore, we do not intend to update any of our forward looking statements after the date of this prospectus to conform these statements to actual results and performance, except as may be required by applicable law.

THE CREDIT AGREEMENT WITH OAKTREE
On January 15, 2021, the Company and Ashford Trust OP entered into the Original Credit Agreement with certain funds and accounts managed by Oaktree and the Administrative Agent. The Original Credit Agreement provides that, subject to the conditions set forth therein, Oaktree will make available to the Company a senior secured term loan facility comprised of (a) the Initial Term Loan in an aggregate principal amount of $200,000,000, (b) the Initial DDTL in an aggregate principal amount of up to $150,000,000 and (c) the Additional DDTL in an aggregate principal amount of up to $100,000,000, in each case to fund general corporate operations of the Company and its subsidiaries.
The Loans under the Original Credit Agreement will bear interest (a) with respect to the Initial Term Loan and the Initial DDTL, at an annual rate equal to 16% for the first two years, reducing to 14% thereafter and (b) with respect to the Additional DDTL, at an annual rate equal to 18.5% for the first two years, reducing to 16.5% thereafter. Interest payments on the Loans will be due and payable in arrears on the last business day of March, June, September and December of each calendar year and the Maturity Date. For the first two years following the closing of the Original Credit Agreement, the Company will have the option to pay the PIK Interest “in kind” by adding such amount of PIK Interest to the outstanding principal balance of the Loans. The initial Maturity Date of the Original Credit Agreement shall be three years from January 15, 2021, with two optional one-year extensions subject to satisfaction of certain terms and conditions. Oaktree shall, subject to certain terms, have the ability to make protective advances to the Company pursuant to the terms of the Original Credit Agreement to cure defaults with respect to mortgage and mezzanine-level indebtedness of subsidiaries of the Company having principal balances in excess of $400,000,000.
The Loans under the Original Credit Agreement are subject to prepayment with the net cash proceeds of certain events including asset sales, casualty events, excess proceeds from refinancings of property-level debt and the issuance of indebtedness that is not permitted to be incurred under the Original Credit Agreement, in certain cases subject to the right of the Company to reinvest such net cash proceeds in assets useful to the business or use a portion thereof to fund operating shortfalls at property-level subsidiaries. The Company will pay certain customary fees and expenses in connection with the funding of the Loans under the Original Credit Agreement. Certain prepayments or repayments of the Loans are subject to prepayment premiums as described in the Original Credit Agreement, including a customary make-whole premium in respect of prepayments made within the first 24 months after the closing of the Original Credit Agreement.
The Original Credit Agreement contains certain customary affirmative and negative covenants, subject to certain carve-outs and exceptions, including restrictions on the ability of the Company to incur debt and liens and make investments and dispositions, and a covenant to maintain not less than $50,000,000 in unrestricted cash. The Original Credit Agreement also contains customary events of default including (subject to customary grace periods and materiality qualifiers), among others, (a) the failure to re-pay the Loans made under the Original Credit Agreement when due, (b) the failure to perform or observe any term, covenant or agreement contained in the Original Credit Agreement and accompanying documents, (c) cross-default to indebtedness of the Company having an aggregate principal amount of more than $40,000,000, (d) cross-acceleration to indebtedness of property-level subsidiaries having an aggregate principal amount in excess of $400,000,000 and (e) the institution of insolvency proceedings.
The Company and certain of its subsidiaries that are guarantors have granted liens on substantially all of their assets to Oaktree to secure the obligations under the Original Credit Agreement, subject to certain exceptions and permitted liens.
Upon the earliest of the repayment in full of the Loans, the final maturity of the Loans under the Original Credit Agreement or the acceleration of the Loans after an event of default, Oaktree will be entitled to the Exit Fee, which, at the election of Oaktree, will be satisfied by either the payment of a cash fee equal to (1) 15% of all Loans advanced plus any outstanding capitalized PIK Interest (which may, subject to certain conditions, at the election of the company, be paid in the form of common stock of the Company) or (2) warrants for the purchase of common stock of the Company equal to 19.9% of all common stock outstanding on the closing date of the Original Credit Agreement plus 1% multiplied by the quotient obtained by dividing the aggregate amount of all Initial DDTL advances made under the Original Credit Agreement by $10 million, subject to additional adjustments and conditions as more fully described in the Original Credit Agreement and the Warrant Certificate included as Exhibit A to Amendment No. 1 to the Credit Agreement.
Investor Agreement
In connection with the transactions contemplated by the Original Credit Agreement, on January 15, 2021, the Company entered into the Investor Agreement with Oaktree. The Investor Agreement sets forth various arrangements and restrictions with respect to the parties, including, among others, the following:
Board Observers.    Until the later of (a) such time as the Loans have been repaid in full and (b) Oaktree beneficially owns, in the aggregate, warrants, shares of Common Stock of the Company, or Common Partnership Units, in each case solely to the extent issued in connection with the payment of the Exit Fee, representing (or convertible, exchangeable, redeemable or exercisable into) less than fifteen percent (15%) of the total number of shares of Common Stock on a fully diluted basis, Oaktree shall have the right to appoint two (2) observers to the Board, subject to certain limitations as more fully described in the Investor Agreement.
Standstill.    The Investor Agreement includes customary standstill provisions which require that, until the later of (a) such time as the Loans have been repaid in full and the Exit Fee has been paid and (b) Oaktree beneficially owns, in the aggregate, warrants, shares of Common Stock, or Common Partnership Units, representing (or convertible, exchangeable, redeemable or exercisable into) less than ten percent (10%) of the total number of shares of Common Stock on a fully diluted basis, Oaktree will not at any time, nor will they cause or permit any of their affiliates (other than certain excluded affiliates) to (i) acquire shares of Common Stock or securities convertible, exchangeable, redeemable or exercisable into shares of Common Stock or (ii) take certain actions related to, or advise, assist or encourage others to take actions related to, mergers, tender offers, exchange offers, business combinations, restructurings or other extraordinary transactions, and will refrain from taking certain actions related to the calling of meetings, solicitation of proxies, making of proposals or director nominations and other actions of stockholders. The standstill provisions shall terminate thirty (30) days following an uncured event of default under the Original Credit Agreement or upon the occurrence of a Fundamental Change Event (as defined in the Investor Agreement).
Voting.    During the period Oaktree has the right to appoint observers to the Board, they shall cause all shares of Common Stock held to be voted, or following the date Oaktree ceases having the right to appoint observers to the Board, they shall cause all shares of Common Stock that represent in excess of nine and eight-tenths percent (9.8%) of the outstanding shares of Common Stock of the Company to be voted, in each case, (x) in favor of all persons nominated to serve as directors by the Board and against all persons who have not been recommended by the Board and (y) otherwise in accordance with the recommendation of the Board with respect to all other actions, proposals or matters to be voted upon by the stockholders of the Company. The voting agreements shall terminate thirty (30) days following an uncured event of default under the Original Credit Agreement or upon the occurrence of a Fundamental Change Event.
Anti-Takeover Covenants.    Until the later of (a) such time as the Loans have been repaid in full and (b) Oaktree beneficially owns, in the aggregate, warrants, shares of Common Stock, or Common Partnership Units, representing (or convertible, exchangeable, redeemable or exercisable into) less than ten percent (10%) of the total number of shares of Common Stock on a fully diluted basis, the Company will not adopt a stockholders rights plan or similar form of “poison pill” arrangement or elect or cause the Company to be subject to any applicable state anti-takeover law, in each case except to the extent Oaktree and their affiliates are expressly exempted.
Preemptive Rights.    The Investor Agreement provides Oaktree with a preemptive right in the event that the Company issues and sells shares of Common Stock in certain public offerings and private placements, as more fully described in the Investor Agreement.
Subordination and Non-Disturbance Agreement
In connection with the transactions contemplated by the Original Credit Agreement, on January 15, 2021, the Company entered into the SNDA with Ashford Trust OP, Ashford TRS, Ashford Inc., Ashford

LLC, Remington Hotels, Premier, Lismore and the Administrative Agent pursuant to which the applicable parties agreed to subordinate to the prior repayment in full of all obligations under the Original Credit Agreement, (1) prior to the later of (i) the second anniversary of the Original Credit Agreement and (ii) the date PIK Interest is paid in full, advisory fees (other than reimbursable expenses) in excess of 80% of such fees paid during the fiscal year ended December 31, 2019, (2) any termination fee or liquidated damages amounts under the advisory agreement, or any amount owed under any enhanced return funding program in connection with the termination of the advisory agreement or sale or foreclosure of assets financed thereunder, and (3) any payments to Lismore in connection with the transactions contemplated by the Original Credit Agreement.
Amendment No. 1 to the Credit Agreement
On October 12, 2021, the Company and Ashford Trust OP entered into Amendment No. 1 to the Credit Agreement with certain funds and accounts managed by Oaktree and the Administrative Agent which, among other items, (i) extends the commitment period of the Initial DDTL and Additional DDTL from thirty months to forty-two months after the initial closing date of the Credit Agreement, if the Initial Term Loans are repaid in full prior to the expiration of the DDTL Commitment Period, (ii) suspends our obligations to comply with certain covenants during the DDTL Commitment Period if at any point there are no loans or accrued interest thereon are outstanding, (iii) suspends our obligation to subordinate fees due under the advisory agreement if at any point there is no accrued interest outstanding or any accrued dividends on any of our preferred stock and we have a sufficient unrestricted cash to repay in full all outstanding Loans, (iv) permits Oaktree to, at any time, elect to receive an Exit Fee in warrants for the purchase of Common Stock equal to 19.9% of all Common Stock outstanding on the closing date of the senior secured credit facility subject to certain upward or downward adjustments, and (v) provides that in the event prior to the termination of the facility, Oaktree elects to receive the Exit Fee in warrants and any of such warrants are sold at a price per share of Common Stock in excess of $40, all obligations owed to Oaktree shall be reduced by an amount equal to 25% of the amount of such excess consideration, subject to certain adjustments.
In connection with the Credit Agreement and in the event Oaktree elects to receive the Exit Fee in warrants, the Company will issue to Oaktree warrants to purchase 1,745,260 shares of our Common Stock, which represents 19.9% of all Common Stock outstanding on the closing date of the Credit Agreement (calculated on a pro forma basis after giving effect to the issuance of such shares of common stock upon exercise of the warrants).  The Warrant Certificate agreed to by the parties provides for customary adjustments in the event of certain distributions, subdivisions, combinations and other issuances by the Company.  The Warrant Certificate also provides for adjustments to the number of shares which such warrants are purchasable for, subject to the terms and conditions set forth in the Credit Agreement and Warrant Certificate, (i) downward in the event certain of the Company’s subsidiaries effect a pledge of the equity interests of certain property-level subsidiaries and (ii) upward in the event Oaktree advances additional DDTLs to the Company.
On November 19, 2021, the Company entered into the Limited Waiver to the Credit Agreementwith the guarantors party thereto, Oaktree and the Administrative Agent. Pursuant to the Limited Waiver, Oaktree and the Administrative Agent waived the Company’s obligation to comply with the negative covenant set forth in the Credit Agreement insofar as such negative covenant prohibits the declaration of any Restricted Payment (as defined in the Credit Agreement) constituting current or accrued dividends on the Company’s preferred stock on or before November 30, 2021. As a result of the Limited Waiver, effective November 19, 2021, the Company is permitted to declare current and accrued dividends on the Company’s preferred stock so long as such declared dividends are not made or paid until after November 30, 2021, and (i) no PIK Principal is then outstanding, and (ii) the aggregate amount of Unrestricted Cash (as defined in the Credit Agreement), after giving effect to such Restricted Payment constituting current and accrued dividends on the Company’s preferred stock, is not less than an amount equal to the sum of (x) $100,000,000 plus (y) the aggregate principal amount of delayed draw term loans advanced prior to the date thereof or contemporaneously therewith.
The Company and Oaktree also entered into the Registration Rights Agreement on December 7, 2021) pursuant to which, among other items, the Company agreed to maintain the effectiveness of this registration statement for so long as the Registrable Securities under the Registration Rights Agreement remain unsold.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of the material U.S. federal income tax considerations that may be relevant to a prospective holder of our Common Stock. The discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as:
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insurance companies;

•
financial institutions or broker-dealers;

•
tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders”);

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passive foreign investment companies or controlled foreign corporations;

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persons who are not citizens or residents of the United States (except to the limited extent discussed in “— Taxation of Non-U.S. Holders of Common Stock”;

•
investors who hold or will hold securities as part of hedging or conversion transactions;

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investors subject to federal alternative minimum tax;

•
investors that have a principal place of business or “tax home” outside the United States;

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investors whose functional currency is not the United States dollar;

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U.S. expatriates;

•
investors subject to special rules under Code Section 892;

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persons who mark-to-market our securities;

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subchapter S corporations;

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regulated investment companies and REITs; and

•
persons who receive our securities through the exercise of employee stock options or otherwise as compensation.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding our Common Stock, you should consult your tax advisor regarding the consequences to the partnership and its partners of the purchase, ownership and disposition of our Common Stock by the partnership.
In addition, this discussion is limited to persons who hold our Common Stock as a “capital asset” (generally, property held for investment) within the meaning of Section 1221 of the Code.
The statements of law in this discussion are based on current provisions of the Code, existing, temporary and final Treasury regulations thereunder, and current administrative rulings and court decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes. Except for the private letter ruling we received on October 27, 2019 with respect to the eligible independent contractor status of certain subsidiaries of Ashford Inc., we have not received any rulings from the IRS concerning our qualification as a REIT. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any tax consequences described below.
We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our Common Stock and of our election to be taxed as a REIT. Specifically, we urge you to consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election and regarding potential changes in applicable tax laws.

Taxation of Our Company
We have elected to be taxed as a REIT under the U.S. federal income tax laws. We believe that, commencing with our short year ending December 31, 2003, we have been organized and operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to continue to qualify as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its investors. These laws are highly technical and complex.
If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a C corporation. However, we will be subject to federal tax in the following circumstances:
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We will pay U.S. federal income tax at regular corporate rates on taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

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We will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property.

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We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amount by which we fail the 75% and 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability.

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If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will pay a 4% nondeductible excise tax on the excess of this required distribution over the sum of the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder (as defined below under “— Taxation of Taxable U.S. Holders of Common Stock”) would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that a timely designation of such gain is made by us to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

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If we acquire any asset from a C corporation, a corporation that has been a C corporation or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the C corporation’s basis in the asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of such asset during a specified period after we acquire such asset. The amount of gain on which we will pay tax generally is the lesser of: (1) the amount of gain that we recognize at the time of the sale or disposition; or (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

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We will incur a 100% excise tax on certain transactions with a taxable REIT subsidiary (“TRS”) that are not conducted on an arm’s-length basis and we will incur such 100% excise tax if it is determined we have been undercharged for certain services provided by a TRS.

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If we fail to satisfy certain asset tests, described below under “— Asset Tests” and nonetheless continue to qualify as a REIT because we meet certain other requirements, we will be subject to a tax of the greater of $50,000 or at the highest corporate rate on the income generated by the non-qualifying assets.

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We may be subject to a $50,000 tax for each failure if we fail to satisfy certain REIT qualification requirements, other than income tests or asset tests, and the failure is due to reasonable cause and not willful neglect.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any TRS in which we own an interest will be subject to federal and state corporate income tax on its taxable income.
Requirements for REIT Qualification
A REIT is a corporation, trust, or association that meets the following requirements:
(1)
it is managed by one or more trustees or directors;

(2)
its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)
it would be taxable as a domestic corporation but for the REIT provisions of the U.S. federal income tax laws;

(4)
it is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws;

(5)
at least 100 persons are beneficial owners of its shares or ownership certificates;

(6)
no more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, as defined in the U.S. federal income tax laws to include certain entities, during the last half of each taxable year;

(7)
it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)
it uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws;

(9)
it meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

(10)
it has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year, must meet requirement 10 at the close of each taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for such taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding shares of our stock in proportion to their actuarial interests in the trust for purposes of requirement 6. Requirements 5 and 6 applied to us beginning with our taxable year ended December 31, 2004.
We believe that we have been and will continue to be organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (10), inclusive, during the relevant time periods. We have issued sufficient stock with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our Charter restricts the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our Charter restricting the ownership and transfer of the stock are described in “Description of Our Capital Stock — Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such stock ownership requirements. If we fail to satisfy these stock ownership requirements, our qualification as a REIT may terminate.
If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement 6 above, we will be treated as having met the requirement.
In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification.
Qualified REIT Subsidiaries
A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described in this section, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of that subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit. Similarly, any wholly-owned limited liability company or certain wholly-owned partnerships that we own will be disregarded, and all assets, liabilities and items of income, deduction and credit of such limited liability company will be treated as ours.
Other Disregarded Entities and Partnerships
An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (as described below under “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of our operating partnership and of any other partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we own or will acquire an interest, directly or indirectly (each, a “Partnership” and, together, the “Partnerships”), are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
We may in the future acquire interests in partnerships and limited liability companies that are joint ventures in which we do not own general partner or managing member interests. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we are able to qualify for a statutory REIT “savings” provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.
Taxable REIT Subsidiaries
Subject to restrictions on the value of TRS securities held by the REIT, a REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation and is required to pay regular

U.S. federal income tax, and state and local income tax where applicable, as a non-REIT “C” corporation. In addition, a TRS may be prevented from deducting interest on debt funded directly or indirectly by us if certain tests are not satisfied, as described below in “— Interest Deduction Limitation.” The TRS and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will be automatically treated as a TRS. A TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated but is permitted to lease hotels from a related REIT as long as the hotels are operated on behalf of the TRS by an “eligible independent contractor.” Overall, no more than 20% (25% with respect to taxable years beginning on or after July 31, 2008 and before January 1, 2018) of the value of a REIT’s assets may consist of TRS securities. A timely election has been made with respect to each of our TRSs. Each of our hotel properties is leased by one of our TRSs, except that one or more of our TRSs may own a hotel or hotels. Additionally, we may form or acquire one or more additional TRSs in the future. See the separate section below entitled “Taxable REIT Subsidiaries.”
Income Tests
We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:
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rents from real property;

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interest on debt secured by mortgages on real property or on interests in real property;

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dividends or other distributions on, and gain from the sale of, shares in other REITs;

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gain from the sale of real estate assets;

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income derived from the temporary investment of new capital or “qualified temporary investment income,” that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital; and

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income and gain derived from foreclosure property, as defined below under “— Foreclosure Property.”

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of dividends and interest, gain from the sale or disposition of stock or securities, or any combination of these. Gross income from our sale of any property that we hold primarily for sale to customers in the ordinary course of business and cancellation of indebtedness, or COD, income is excluded from both income tests. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests, as discussed below in “— Foreign Currency Gain.” In addition, income and gain from “hedging transactions,” as defined in the section below entitled “— Hedging Transactions,” that we enter into, or have entered into, will be excluded from both the numerator and the denominator for purposes of the 95% gross income test and the 75% gross income test. Rules similar to those applicable to income from “hedging transactions” apply to income arising from transactions that we enter into, or have entered into, primarily to manage risk of currency fluctuations with respect to any item of income or gain included in the computation of the 95% income test or the 75% income test (or any property which generates such income or gain). The following paragraphs discuss the specific application of the gross income tests to us.
Rents from Real Property.    Rent that we receive from real property that we own and lease to tenants will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:
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First, the rent must not be based, in whole or in part, on the income or profits of any person but may be based on a fixed percentage or percentages of gross receipts or gross sales.

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Second, neither we nor a direct or indirect owner of 10% or more of our shares of stock may own, actually or constructively, 10% or more by vote or value of a tenant, other than a TRS, from whom we receive rent. If the tenant is a TRS either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space or (ii) the TRS leases a qualified lodging facility or qualified health care property and engages an “eligible independent contractor” to operate such facility or property on its behalf.

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Third, if the rent attributable to personal property leased in connection with a lease of real property exceeds 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as “rents from real property.” If rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated, from whom we do not derive revenue, and who does not, directly or through its stockholders, own more than 35% of our shares of stock, taking into consideration the applicable ownership attribution rules. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in the geographic area in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and non-customary services to our tenants without tainting our rental income from the related properties. See “— Taxable REIT Subsidiaries.”

Pursuant to percentage leases, our TRSs lease each of our properties (other than ones they may own). The percentage leases provide that our TRSs are obligated to pay to the Partnerships (1) a minimum base rent plus percentage rent based on gross revenue and (2) “additional charges” or other expenses, as defined in the leases. Percentage rent is calculated by multiplying fixed percentages by revenues for each of the hotels. Both base rent and the thresholds in the percentage rent formulas may be adjusted for inflation.
In order for the base rent, percentage rent, and additional charges to constitute “rents from real property,” the percentage leases must be respected as true leases for U.S. federal income tax purposes and not treated as service contracts, joint ventures, or some other type of arrangement. The determination of whether the percentage leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:
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the property owner’s expectation of receiving a pre-tax profit from the lease;

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the intent of the parties;

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the form of the agreement;

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the degree of control over the property that is retained by the property owner, or whether the lessee has substantial control over the operation of the property or is required simply to use its best efforts to perform its obligations under the agreement;

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the extent to which the property owner retains the risk of loss with respect to the property, or whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property or the potential for economic gain or appreciation with respect to the property;

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the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease; and

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the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties.

In addition, U.S. federal income tax law provides that a contract that purports to be a service contract or a partnership agreement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not:
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the service recipient is in physical possession of the property;

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the service recipient controls the property;

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the service recipient has a significant economic or possessory interest in the property, or whether the property’s use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property’s operating costs, or the recipient bears the risk of damage to or loss of the property;

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the service provider bears the risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract;

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the service provider uses the property concurrently to provide significant services to entities unrelated to the service recipient; and

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the total contract price substantially exceeds the rental value of the property for the contract period.

Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor will not be dispositive in every case.
We believe that our percentage leases will be treated as true leases for U.S. federal income tax purposes. Such belief is based, in part, on the following facts:
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the Partnerships, on the one hand, and our TRSs, on the other hand, intend for their relationship to be that of a lessor and lessee, and such relationship is documented by lease agreements;

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our TRSs have the right to the exclusive possession, use, and quiet enjoyment of the hotels during the term of the percentage leases;

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our TRSs bear the cost of, and are responsible for, day-to-day maintenance and repair of the hotels and generally dictate how the hotels are operated, maintained, and improved;

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our TRSs bear all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the percentage leases, other than, in certain cases, real estate taxes;

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our TRSs benefit from any savings in the costs of operating the hotels during the term of the percentage leases;

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our TRSs generally indemnify the Partnerships against all liabilities imposed on the Partnerships during the term of the percentage leases by reason of (1) injury to persons or damage to property occurring at the hotels, (2) our TRSs’ use, management, maintenance, or repair of the hotels, (3) any environmental liability caused by acts or grossly negligent failures to act of our TRSs, (4) taxes and assessments in respect of the hotels that are the obligations of our TRSs, or (5) any breach of the percentage leases or of any sublease of a hotel by our TRSs;

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our TRSs are obligated to pay, at a minimum, substantial base rent for the period of use of the hotels;

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our TRSs stand to incur substantial losses or reap substantial gains depending on how successfully they operate the hotels;

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the Partnerships cannot use the hotels concurrently to provide significant services to entities unrelated to our TRSs;

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the total contract price under the percentage leases does not substantially exceed the rental value of the hotels for the term of the percentage leases;

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each lease, at the time we entered into it enabled the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the hotels during the term of its leases (and we expect that each lease, at any time it is subsequently renewed or extended, will do the same); and
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upon termination of each lease, the applicable hotel is expected to have a substantial remaining useful life and substantial remaining fair market value.

Investors should be aware that there are no controlling Treasury regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the percentage leases that discuss whether such leases constitute true leases for U.S. federal income tax purposes. If the percentage leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that the Partnerships receive from our TRSs may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status. As described above, in order for the rent received by us to constitute “rents from real property,” several other requirements must be satisfied. One requirement is that the percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as “rents from real property” if it is based on percentages of gross receipts or gross sales and the percentages:
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are fixed at the time the percentage leases are entered into;

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are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

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conform with normal business practice.

More generally, the percentage rent will not qualify as “rents from real property” if, considering the percentage leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. Since the percentage rent is based on fixed percentages of the gross revenues from the hotels that are established in the percentage leases, and we believe that the percentages (1) will not be renegotiated during the terms of the percentage leases in a manner that has the effect of basing the percentage rent on income or profits and (2) conform with normal business practice, the percentage rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, we anticipate that, with respect to other hotel properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross receipts or gross sales, as described above.
Another requirement for qualification of our rent as “rents from real property” is that we must not own, actually or constructively, 10% or more by vote or value of the stock of any corporate lessee or 10% or more by vote or value of the assets or net profits of any non-corporate lessee (a “related party tenant”) other than a TRS. All of our hotels are leased to TRSs (other than those owned by a TRS). In addition, our Charter prohibits transfers of our stock that would cause us to own actually or constructively, 10% or more by vote or value of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more by vote or value of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more by vote or value of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.
As described above, we may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a TRS may not directly or indirectly operate or manage any lodging facilities or health care facilities or provide rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a lodging or health care facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

Additionally, a TRS that employs individuals working at a qualified lodging facility outside the United States will not be considered to operate or manage a qualified lodging facility located outside of the United States, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. However, rent that we receive from a TRS with respect to any property will qualify as “rents from real property” as long as the property is a “qualified lodging facility” and such property is operated on behalf of the TRS by a person from whom we derive no income who is adequately compensated, who does not, directly or through its stockholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS lessee (an “eligible independent contractor”). A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. See “— Taxable REIT Subsidiaries.”
Our TRS lessees engage third-party hotel managers that qualify as “eligible independent contractors” to operate the related hotels on behalf of such TRS lessees.
A third requirement for qualification of our rent as “rents from real property” is that the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each hotel, we believe either that the personal property ratio is less than 15% or that any income attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 95% or 75% gross income test and thus lose our REIT status.
A fourth requirement for qualification of our rent as “rents from real property” is that, other than within the 1% de minimis exception described above (i.e., we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through a TRS or an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property) and other than through a TRS, we cannot furnish or render noncustomary services to the tenants of our hotels, or manage or operate our hotels, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Provided that the percentage leases are respected as true leases, we should satisfy that requirement, because the Partnerships will not perform any services other than customary services for our TRSs. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not perform noncustomary services for our TRSs.
If a portion of our rent from a hotel does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status. If, however, the rent from a particular hotel does not qualify as “rents from real property” because either (1) the percentage rent is considered based on the income or profits of the related lessee, (2) the lessee is a related party tenant other than a TRS, or (3) we furnish noncustomary services to the tenants of the hotel, or manage or operate the hotel, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as “rents from real property.”

In that case, we likely would be unable to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status. However, in either situation, we may still qualify as a REIT if the relief described below under “— Failure to Satisfy Gross Income Tests” is available to us.
In addition to the rent, our TRSs are required to pay to the Partnerships certain additional charges. To the extent that such additional charges represent either (1) reimbursements of amounts that the Partnerships are obligated to pay to third parties or (2) penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that such charges represent interest that is accrued on the late payment of the rent or additional charges, such charges will not qualify as “rents from real property,” but instead should be treated as interest that qualifies for the 95% gross income test.
Interest.    The term “interest,” as defined for purposes of both the 75% and 95% gross income tests, generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.
In Revenue Procedure 2003-65, the IRS established a safe harbor under which interest from loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, although we anticipate that most or all of any mezzanine loans that we make or acquire will qualify for the safe harbor in Revenue Procedure 2003-65, it is possible that we may make or acquire some mezzanine loans that do not qualify for the safe harbor. We intend to invest in such mezzanine loans in a manner that will allow us to satisfy the gross income tests described above.
Dividends.    Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends or other distributions received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.
COD Income.    From time-to-time, we and our subsidiaries may recognize cancellation of indebtedness income (“COD income”) in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.
Foreign Currency Gain.    Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” is excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” is excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.
Prohibited Transactions.    A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of the assets owned by the Partnerships is held primarily for sale to customers and that a sale of any such asset would not be to a customer in the ordinary course of the owning entity’s business. There are safe-harbor provisions in the U.S. federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that the Partnerships will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.”
Foreclosure Property.    We will be subject to tax at the maximum corporate rate on any income (including foreign currency gain) from foreclosure property, other than income that would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of such income. However, gross income from such foreclosure property will qualify for purposes of the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:
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that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on an indebtedness that such property secured;

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for which the related loan or lease was acquired by the REIT at a time when the REIT had no intent to evict or foreclose or the REIT did not know or have reason to know that default would occur; and

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for which such REIT makes a proper election to treat such property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property with respect to a REIT at the end of the third taxable year following the taxable year in which the REIT acquired such property, or longer if an extension is granted by the Secretary of the Treasury. The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day:
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on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on such property, other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent; or

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which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or through a TRS.

As a result of the rules with respect to foreclosure property, if a lessee defaults on its obligations under a percentage lease, we terminate the lessee’s leasehold interest, and we are unable to find a replacement lessee for the hotel within 90 days of such foreclosure, gross income from hotel operations conducted by us from such hotel would cease to qualify for the 75% and 95% gross income tests unless we are able to hire an independent contractor or use a TRS to manage and operate the hotel. In such event, we might be unable to satisfy the 75% and 95% gross income tests and, thus, might fail to qualify as a REIT.
Hedging Transactions.    From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, floors, options to purchase such items, futures and forward contracts. To the extent that we enter into hedging transactions, income arising from “clearly identified” hedging transactions that are entered into by the REIT in the normal course of business, either directly or through certain subsidiary entities, to manage the risk of interest rate movements, price changes, or currency fluctuations with respect to borrowings or obligations incurred or to be incurred by the REIT to acquire or carry real estate assets is excluded from the 95% income test and the 75% income test. In general, for a hedging transaction to be “clearly identified,” (A) the transaction must be identified as a hedging transaction before the end of the day on which it is entered into, and (B) the items or risks being hedged must be identified “substantially contemporaneously” with the hedging transaction, meaning that the identification of the items or risks being hedged must generally occur within 35 days after the date the transaction is entered into. Rules similar to those applicable to income from hedging transactions, discussed above, apply to income arising from transactions that are entered into by the REIT primarily to manage risk of currency fluctuations with respect to any item of income or gain included in the computation of the 95% income test or the 75% income test (or any property which generates such income or gain). In addition, similar rules apply to income from positions that primarily manage risk with respect to a prior hedge entered into by a REIT in connection with the extinguishment or disposal (in whole or in part) of the liability or asset related to such prior hedge, to the extent the new position qualifies as a hedge or would so qualify if the hedge position were ordinary property. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. The REIT income and asset rules may limit our ability to hedge loans or securities acquired as investments.
We have entered into certain derivative transactions to protect against risks not specifically associated with debt incurred to acquire qualified REIT assets. The REIT provisions of the Code limit our income and assets in each year from such derivative transactions. Failure to comply with the asset or income limitations within the REIT provisions of the Code could result in penalty taxes or loss of our REIT status. We have contributed non-qualifying derivatives to our TRSs to preserve our REIT status, which may result in any income from such transactions being subject to U.S. federal income taxation, and we may elect to contribute non-qualifying derivatives to our TRSs in the future.
Failure to Satisfy Gross Income Tests.    If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions generally will be available if:
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our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

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following our identification of the failure to meet one or both gross income tests for a taxable year, a description of each item of our gross income included in the 75% or 95% gross income tests is set forth in a schedule for such taxable year filed as specified by Treasury regulations.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.
Asset Tests
To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year:
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First, at least 75% of the value of our total assets must consist of:

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cash or cash items, including certain receivables;

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government securities;

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interests in real property, including leaseholds and options to acquire real property and leaseholds;

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interests in mortgages on real property or, for taxable years beginning after December 31, 2015, on interests in real property;

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interests in mortgages on both real and personal property where the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

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personal property to the extent that rents attributable to such personal property are treated as rents from real property under the income test, as discussed above under “— Rents From Real Property”;

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stock in other REITs;

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debt issued by publicly traded REITs; and

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investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term.

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Second, except with respect to a TRS, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

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Third, except with respect to a TRS, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, or the 10% vote test or the 10% value test, respectively.

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Fourth, no more than 20% (25% with respect to taxable years beginning on or after July 31, 2008 and before January 1, 2018) of the value of our total assets may consist of the securities of one or more TRSs.

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Fifth, no more than 25% of the value of our total assets may consist of certain debt issued by publicly traded REITs.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, or equity interests in a partnership.
For purposes of the 10% value test, the term “securities” does not include:
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“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

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a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

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Any loan to an individual or an estate.

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Any “section 467 rental agreement,” other than an agreement with a related party tenant.

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Any obligation to pay “rents from real property.”

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Certain securities issued by governmental entities.

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Any security issued by a REIT.

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Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes to the extent of our interest as a partner in the partnership.

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Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.
We may make or acquire some mezzanine loans that are secured only by a first priority security interest in ownership interests in a partnership or limited liability company and that do not qualify for the safe harbor in Revenue Procedure 2003-65 relating to the 75% asset test and that do not qualify as “straight debt” for purposes of the 10% value test. We will make or acquire mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 or as “straight debt” securities only to the extent that such loans will not cause us to fail the asset tests described above.
We will monitor the status of our assets for purposes of the various asset tests and seek to manage our assets to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we have to value our investment in our other assets to ensure compliance with the asset tests. Although we seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% and the other asset tests and would fail to qualify as a REIT. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:
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we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If we violate the second or third asset tests described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of Treasury and (iii) pay a tax equal to the greater of $50,000 or the highest rate of federal corporate income tax of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.
Distribution Requirements
Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:
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the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

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the sum of certain items of non-cash income.

In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “— Taxation of Our Company”.
We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our U.S. federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration. Any dividends declared in the last three months of the taxable year, payable to stockholders of record on a specified date during such period, will be treated as paid on December 31 of such year if such dividends are distributed during January of the following year.
We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following such calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
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85% of our REIT ordinary income for such year;

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95% of our REIT capital gain income for such year; and

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any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “— Taxation of Taxable U.S. Holders of Common Stock — Distributions.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.
It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses, and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, under some of the percentage leases, the percentage rent is not due until after the end of the calendar quarter. In that case, we still would be required to recognize as income the excess of the percentage rent over the base rent paid by the lessee in the calendar quarter to which such excess relates. In addition, we may not deduct recognized net capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. Furthermore, generally for taxable years beginning after December 31, 2017, subject to certain exceptions, we must accrue income for U.S. federal income tax purposes no later than the time when such income is taken into account as revenue in our financial statements, which could create additional differences between REIT taxable income and the receipt of cash attributable to such income. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred shares.
We may satisfy the REIT annual distribution requirements by making taxable distributions of our stock. In accordance with guidance issued by the IRS, a publicly traded REIT should generally be eligible to treat a distribution of its own stock as fulfilling its REIT distribution requirements if each stockholder is permitted to elect to receive his or her distribution in either cash or stock of the REIT (even where there is a limitation on the percentage of the distribution payable in cash, provided that the limitation is at least 20% (10% for distributions declared on or after April 1, 2020, and on or before December 31, 2020, and for distributions declared on or after November 1, 2021, and on or before June 30, 2022)), subject to the satisfaction of certain guidelines. If too many stockholders elect to receive cash, each stockholder electing to receive cash generally must receive a portion of his or her distribution in cash (with the balance of the distribution paid in stock). If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the distribution paid in stock generally will be a taxable distribution in an amount equal to the amount of cash that could have been received instead of stock. As a result, a U.S. holder (as defined below) may be required to pay tax with respect to such dividends in excess of any cash received. With respect to non-U.S. holders (as defined below), we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. We currently do not intend to pay taxable dividends payable in cash and stock.
For taxable years beginning on or before December 31, 2014, in order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. For taxable years beginning after December 31, 2014, preferential dividends are generally not excluded from our distribution requirement.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
Interest Deduction Limitation
Commencing in the taxable years beginning after December 31, 2017, the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business is limited to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. However, for any taxable year beginning in 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 income limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforward and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion. Provided the taxpayer makes a timely election (which is irrevocable), the limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. We have made this election and as a consequence, depreciable real property (including certain improvements) held by us must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. If the election is determined not to be available with respect to all or certain of our business activities, the new interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our TRSs to have greater taxable income and thus potentially greater corporate tax liability.
Recordkeeping Requirements
To avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares of stock. We intend to comply with such requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Income Tests” and “— Asset Tests.”
If we were to fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to U.S. federal income tax on our taxable income at regular corporate rates and any applicable alternative minimum tax (for taxable years beginning before January 1, 2018). In calculating our taxable income in a year in which we failed to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders with respect to our stock. In fact, we would not be required to distribute any amounts to stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as regular corporate dividends. If we fail to qualify as a REIT, for taxable years beginning after December 31, 2017 and before January 1, 2026, U.S. holders that are individuals, trusts or estates would not be able to deduct 20% fo the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and individual and certain non-corporate trust and estate stockholders may be eligible for a reduced maximum U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxation of Taxable U.S. Holders
The term “U.S. holder” means a holder of our Common Stock that for U.S. federal income tax purposes is a “U.S. person.” A U.S. person means:
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a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states, or the District of Columbia;

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

Taxation of Taxable U.S. Holders of Common Stock
Distributions.    As long as we qualify as a REIT, (1) a taxable U.S. holder of our Common Stock must report as ordinary income distributions that are made out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or retained long-term capital gain, and (2) a corporate U.S. holder of our Common Stock will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to an individual U.S. holder generally will not qualify for the reduced rate of U.S. federal income tax applicable to “qualified dividend income.” Qualified dividend income generally includes dividends from most U.S. corporations but does not generally include REIT dividends. As a result, our ordinary REIT dividends generally will continue to be taxed at the U.S. federal income tax rate applicable to ordinary income. However, for taxable years beginning before January 1, 2026, generally U.S. holders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Notwithstanding the preceding, the U.S. federal income tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as our TRSs, and (2) attributable to income upon which we have paid corporate U.S. federal income tax (e.g., to the extent that we distribute less than 100% of our REIT taxable income). In general, to qualify for the reduced U.S. federal income tax rate on qualified dividend income, a U.S. holder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.
A U.S. holder generally will report distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. holder has held our stock. A corporate U.S. holder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay U.S. federal income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain, to the extent that we designate such amount in a timely notice to such holder. The U.S. holder would be entitled to a credit or refund for its proportionate share of the U.S. federal income tax we paid. The U.S. holder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the U.S. federal income tax we paid.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. holder to the extent that it does not exceed the adjusted tax basis of the U.S. holder’s stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder’s adjusted tax basis in its stock, such U.S. holder will recognize long-term capital gain, or short-term capital gain if the stock has been held for one year or less. The IRS has ruled that if total distributions for two or more classes of stock are in excess of current and accumulated earnings and profits, dividends must be treated as having been distributed to those stockholders having a priority under the corporate charter before any distribution to stockholders with lesser priority. If we declare a dividend in October, November, or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such dividend shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, if we actually pay the dividend during January of the following calendar year.
U.S. holders may not include in their individual U.S. federal income tax returns any of our net operating losses or capital losses. Instead, we would carry over such losses for potential offset against our future income generally, provided that our deduction for any net operating loss carryforwards arising from losses we sustain in taxable years beginning after December 31, 2017 is limited to 80% of our REIT taxable income, temporarily suspended for taxable years beginning before January 1, 2021 under the CARES Act (determined without regard to the deduction for dividends paid). Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income, and, therefore, U.S. holders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. holder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of the stock generally will be treated as investment income for purposes of the investment interest limitations.
We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.
Disposition of Stock.    In general, a U.S. holder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our Common Stock as long-term capital gain or loss if the U.S. holder has held the stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. holder must treat any loss upon a sale or exchange of stock held by such U.S. holder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. holder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of the stock may be disallowed if the U.S. holder purchases the same type of stock within 30 days before or after the disposition.
Capital Gains and Losses.    A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. In general, a U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder’s adjusted tax basis. A U.S. holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. In general, the maximum U.S. federal income tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum U.S. federal income tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain, not otherwise treated as ordinary, would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 20% or 25% U.S. federal income tax rate. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay U.S. federal income tax on its net capital gain at ordinary corporate U.S. federal income tax rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Medicare Tax.    A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes dividend income and net gains from the disposition of stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). With respect to ordinary REIT dividends received by non-corporate taxpayers, the temporary 20% deduction described above in “— Distributions.” is allowed only for regular income tax purposes and thus is apparently not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax. A U.S. holder that is an individual, estate or trust, should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our Common Stock.
Information Reporting Requirements and Backup Withholding.    We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder may be subject to backup withholding at the rate of 24% with respect to distributions unless such holder:
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comes within certain exempt categories and, when required, demonstrates this fact; or

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provides to the applicable withholding agent a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide the applicable withholding agent with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their non-foreign status to us. See “— Taxation of Non-U.S. Holders of Common Stock.”
Taxation of Tax-Exempt Stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of our stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, certain entities that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, if we are a “pension-held REIT,” a qualified employee pension or profit sharing trust that owns more than 10% of our shares of stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. That percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of stock only if:
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the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

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we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see “—Taxation of Our Company — Requirements for REIT Qualification”); and
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either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Although there can be no assurance that we will not become one in the future, we do not believe that our Company is currently a pension-held REIT.
Taxation of Non-U.S. Holders
The rules governing federal income taxation of non-U.S. holders of our Common Stock are complex. A “non-U.S. holder” means a holder that is not a U.S. holder, as defined above, and is not an entity treated as a partnership for federal income tax purposes. This section is only a summary of such rules as they apply to non-U.S. holders of our Common Stock. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our Common Stock, including any reporting requirements.
Taxation of Non-U.S. Holders of Common Stock
Distributions.    The portion of a distribution that is received by a non-U.S. holder that we do not designate as a capital gain dividend and that is payable out of our current or accumulated earnings and profits, as well as any other payment that is treated as a dividend as described above under “Taxation of Taxable U.S. Holders of Common Stock,” will be subject to U.S. income tax withholding at the rate of 30% on the gross amount of any such distribution paid unless either:
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a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate to the applicable withholding agent; or

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the non-U.S. holder furnishes an IRS Form W-8ECI to the applicable withholding agent claiming that the distribution is effectively connected income.

If a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed with respect to such distributions. A non-U.S. holder that is a corporation also may be subject to the 30% branch profits tax with respect to a distribution treated as effectively connected with its conduct of a U.S. trade or business, unless reduced or eliminated by a tax treaty.
Except as described in the following paragraph, a non-U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. If we cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we will treat the entire amount of any distribution as a taxable dividend. However, a non-U.S. holder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
If our stock constitutes a United States real property interest, as defined below, unless (1) we are a “domestically-controlled qualified investment entity,” as defined below, (2) the distribution is with respect to a class of our stock regularly traded on an established securities market located in the United States and is made to a non-U.S. holder that did not own more than 10% of such class of Common Stock at any time during the one-year period ending on the date of distribution or (3) the distribution is with respect to stock held by a “qualified shareholder,” including stock held indirectly through one or more partnerships (to the extent not held by an “applicable investor”), the distribution will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below and, we must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. A “qualified shareholder” is generally defined as a foreign person that (i) is eligible for benefits of an income tax treaty with the United States and the principal class of interests of which is listed and regularly traded on one or more recognized stock exchanges, or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units which is regularly traded on the New York Stock Exchange or Nasdaq Stock Market and such class of limited partnership units’ value is greater than 50% of the value of all the partnership units; (ii) is a “qualified collective investment vehicle,” and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, holds directly 5% or more of the class of interest described in clause (i) above. The benefits of the qualified shareholder exception do not apply to the extent of the ownership in that shareholder of an “applicable investor,” generally defined as a more than 10% owner of the REIT on a look-through basis, taking into account all interests held by such applicable investor in the REIT. Any distribution to a qualified shareholder shall not be treated as an effectively connected income distribution to the extent that stock held by such qualified shareholder is not treated as a United States real property interest as provided in an exception described in this section. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.
For any year in which we qualify as a REIT, a non-U.S. holder (other than certain qualified foreign pension funds) may incur tax on distributions that are attributable (or deemed so attributable pursuant to applicable Treasury regulations) to gain from our sale or exchange of “United States real property interests” under special provisions of the U.S. federal income tax laws referred to as “FIRPTA.” The term “United States real property interests” includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in real property. Under those rules, a non-U.S. holder is generally taxed on distributions attributable (or deemed attributable) to gain from sales of United States real property interests as if such gain were effectively connected with a United States business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal rates, including applicable capital gains rates, applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be  subject to the 30% branch profits tax on such a distribution. Except as described below with respect to regularly traded stock, we must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against its tax liability for the amount we withhold. Any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States, will not be treated as gain recognized from the sale or exchange of a United States real property interest if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period preceding the date of the distribution. As a result, non-U.S. holders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We anticipate that each class of our Common Stock will be regularly traded on an established securities market in the United States following this offering. If a class of our Common Stock is not regularly traded on an established securities market in the United States or the non-U.S. holder owned more than 10% of such class of stock at any time during the one-year period preceding the date of the distribution, capital gain distributions with respect to that class of capital that are attributable to our sale of real property would be subject to tax under FIRPTA, as described above unless otherwise excepted. Moreover, if a non-U.S. holder owning more than 5% of a class of our Common Stock disposes of such stock during the 30-day period preceding the ex-dividend date of a dividend, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our Common Stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder will be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.
Any distribution that is made by a REIT that would otherwise be subject to FIRPTA because the distribution is attributable to the disposition of a United States real property interest will retain its character as FIRPTA income when distributed to any regulated investment company or other REIT, and will be treated as if it were from the disposition of a United States real property interest by that regulated investment company or other REIT.
Disposition of Stock.    Except as discussed below, gain on a sale of our Common Stock by a non-U.S. holder generally will not be subject to U.S. taxation.
Subject to the exceptions described in this section, non-U.S. holders (other than certain qualified foreign pension funds) could incur tax under FIRPTA with respect to gain realized upon a disposition of shares of a class of our Common Stock if shares of our Common Stock are United States real property interests. Generally, shares of a United States real property holding corporation are United States real property interests. If at least 50% of a REIT’s assets are United States real property interests, then the REIT will be a United States real property holding corporation. We anticipate that we will be a United States real property holding corporation based on our investment strategy. However, even if we are a United States real property holding corporation, shares of our Common Stock will not be treated as United States real property interests and a non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of shares of our Common Stock as long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. holders. We cannot assure you that that test will be met. However, even if we are not a domestically controlled qualified investment entity, shares of our Common Stock will not be treated as United States real property interests and a non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of shares of our Common Stock, if such non-U.S. holder owned, actually or constructively, 10% or less of our Common Stock, at all times during a specified testing period if the Common Stock is “regularly traded” on an established securities market, or, if such non-U.S. holder is a “qualified shareholder” (to the extent not allocable to an applicable investor). If the sale, exchange or other taxable disposition of our Common Stock were subject to taxation under FIRPTA, and if shares of Common Stock were not “regularly traded” on an established securities market, the purchaser of such Common Stock would be required to withhold and remit to the IRS 15% of the purchase price. If the gain on the sale of the Common Stock were taxed under FIRPTA, a non-U.S. holder would be taxed in the same manner as U.S. holders with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. holder generally will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his capital gains.
If we are a domestically controlled qualified investment entity and a non-U.S. holder disposes of our Common Stock during the 30-day period preceding a dividend payment, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our Common Stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder shall be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.
Information Reporting Requirements and Backup Withholding.    Generally, information reporting will apply to payments of distributions on our stock, and backup withholding may apply at a rate of 24%, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.
The payment of the proceeds from the disposition of our stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the non-U.S. holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. holder of our stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. holder’s foreign status and has no actual knowledge to the contrary. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such non-U.S. holder’s U.S. federal income tax liability (which might entitle such non-U.S. holder to a refund), provided that the required information is timely furnished to the IRS.
Applicable Treasury Regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury Regulations varies depending on the stockholder’s particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Foreign Account Tax Compliance Act Withholding
Pursuant to the Foreign Account Tax Compliance Act, or FATCA, foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities must comply with registration and information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). A foreign financial institution or other foreign entity that does not comply with the FATCA registration and reporting requirements will generally be subject to a new 30% withholding tax on “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments (including U.S.-source dividends),  and (subject to the proposed Treasury Regulations below) the gross proceeds from a sale of equity or debt instruments of issuers who are considered U.S. issuers under the FATCA rules. The FATCA withholding tax applies even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers may generally rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. We will not pay additional amounts in respect of amounts withheld. Investors should consult their tax advisors regarding FATCA.
Tax Aspects of Our Investments in the Partnerships
The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in the Partnerships. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:
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is treated as a partnership under Treasury regulations relating to entity classification (the “check-the-box regulations”); and

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is not a “publicly-traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for U.S. federal income tax purposes. Each Partnership intends to be classified as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity has only one owner or member) for U.S. federal income tax purposes, and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.
A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”).
Treasury regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We anticipate that each Partnership will qualify for the private placement exclusion.
We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships (or disregarded entities, if the entity has only one owner or member) for U.S. federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership or a disregarded entity, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT. See “— Taxation of Our Company — Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Taxation of Our Company —  Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would not be deductible in computing such Partnership’s taxable income.
Income Taxation of the Partnerships and Their Partners
Partners, Not the Partnerships, Subject to Tax.    A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. Under new audit rules that became effective for tax years beginning in 2018, unless a partnership elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. We will have the authority to utilize, and intend to utilize, any exceptions available under such audit rules (including any changes) and Treasury Regulations so that the partners, to the fullest extent possible, rather than the partnership itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income. Prospective investors are urged to consult with their tax advisors regarding the possible effect of the new rules.
Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income, gains, losses, deductions, and credits among partners, such allocations will be disregarded for U.S. federal income tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gains, losses, deductions, and credits are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.
Tax Allocations With Respect to Partnership Properties.    Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the “704(c) Allocations”). The amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. A book-tax difference generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The 704(c) Allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under our operating partnership’s partnership agreement, depreciation or amortization deductions of the operating partnership generally will be allocated among the partners in accordance with their respective interests in the operating partnership, except to the extent that the operating partnership is required under the U.S. federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions. In addition, gain or loss on the sale of a property that has been contributed, in whole or in part, to the operating partnership will be specially allocated to the contributing partners to the extent of any built-in gain or loss with respect to such property for U.S. federal income tax purposes.
Basis in Partnership Interest.    Our adjusted tax basis in our partnership interest in the operating partnership generally is equal to:
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the amount of cash and the basis of any other property contributed by us to the operating partnership;

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increased by our allocable share of the operating partnership’s income and gains and our allocable share of indebtedness of the operating partnership; and

•
reduced, but not below zero, by our allocable share of the operating partnership’s losses, deductions and credits and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of the operating partnership.

If the allocation of our distributive share of the operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in the operating partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that the operating partnership’s distributions, or any decrease in our share of the indebtedness of the operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.
Depreciation Deductions Available to our Operating Partnership.    To the extent that our operating partnership acquires its hotels in exchange for cash, its initial basis in such hotels for U.S. federal income tax purposes generally was or will be equal to the purchase price paid by our operating partnership. Our operating partnership’s initial basis in hotels acquired in exchange for units in our operating partnership should be the same as the transferor’s basis in such hotels on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally will depreciate such depreciable hotel property for U.S. federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. Our operating partnership’s tax depreciation deductions will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under the U.S. federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions.
Sale of a Partnership’s Property
Generally, any gain realized by us or a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.
Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “— Taxation of Our Company — Income Tests.” We, however, do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.
Taxable REIT Subsidiaries
We own, directly or indirectly, the stock of several TRSs. A TRS is a fully taxable corporation for which a TRS election is properly made and is required to pay regular U.S. federal income tax, and state and local income tax where applicable, as a non-REIT “C” corporation. In addition, a TRS may be prevented from deducting interest on debt funded directly or indirectly by us if certain tests are not satisfied, as described below in “— Interest Deduction Limitation.”. A TRS may lease hotels from us under certain circumstances, provide services to our tenants, and perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% (25% with respect to taxable years beginning on or after July 31, 2008 and before January 1, 2018) of the value of our assets may consist of the securities of TRSs.
A TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated. However, rents received by us from a TRS pursuant to a hotel lease will qualify as “rents from real property” as long as the hotel is operated on behalf of the TRS by a person who satisfies the following requirements:
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such person is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS;

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such person does not own, directly or indirectly, more than 35% of our stock;

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no more than 35% of such person is owned, directly or indirectly, by one or more persons owning 35% or more of our stock; and

•
we do not directly or indirectly derive any income from such person.

A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and us or our tenants that are not conducted on an arm’s-length basis. We intend that all of our transactions with any TRS that we form will be conducted on an arm’s-length basis, but there can be no assurance that we will be successful in this regard.
We have formed and made a timely election with respect to each of our TRSs, which lease each of our properties not owned by a TRS. Additionally, we may form or acquire additional TRSs in the future.
State and Local Taxes
We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our Common Stock.
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective investors are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our Common Stock.
THE TAX DISCUSSION SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND SHOULD NOT BE CONSIDERED TO DESCRIBE FULLY THE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY. INVESTORS ARE STRONGLY URGED TO CONSULT, AND MUST RELY ON, THEIR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES OF HOLDING COMMON STOCK IN THE COMPANY, INCLUDING WITHOUT LIMITATION THE EFFECT OF U.S. FEDERAL TAXES (INCLUDING TAXES OTHER THAN INCOME TAXES) AND STATE, LOCAL AND FOREIGN TAX CONSIDERATIONS, AS WELL AS THE POTENTIAL CONSEQUENCES OF ANY CHANGES THERETO MADE BY FUTURE LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL DEVELOPMENTS (WHICH MAY HAVE RETROACTIVE EFFECT).

USE OF PROCEEDS
We are registering these shares of our Common Stock for the benefit of the selling stockholders. We will not receive any proceeds from the resale of our Common Stock under this offering. In the event that Oaktree elects to receive the Exit Fee in warrants and any of such warrants are sold at a price per share of Common Stock in excess of $40.00, all obligations owed by us to Oaktree under the Credit Agreement shall be reduced by an amount equal to 25% of the amount of such excess consideration, subject to certain adjustments.

SELLING STOCKHOLDERS
References to “selling stockholders” in this prospectus means the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our Common Stock other than through a public sale. Except as noted in this prospectus, none of the selling stockholders have, or within the past three years have had, any material relationship with us or any of our predecessors or affiliates and the selling stockholders are not or were not affiliated with registered broker dealers.
The shares of Common Stock being registered for resale hereby consist of shares that have been issued or are issuable upon exercise of the warrants that may be issued to the selling stockholders in the event Oaktree elects to receive the Exit Fee in warrants for the purchase of our Common Stock under the Credit Agreement. We are registering the shares of Common Stock pursuant to the provisions of the Registration Rights Agreement we entered into with Oaktree prior to the closing of this offering in order to permit the selling stockholder to offer the shares for resale from time to time.
The table below presents information regarding the selling stockholder and the shares of Common Stock that they may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholders, and reflects holdings as of February 27, 2022. The selling stockholders may sell some, all or none of their shares in this offering. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares.
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the selling stockholders have voting and investment power. The percentage of shares of Common Stock beneficially owned by the selling stockholders prior to the offering shown in the table below is based on an aggregate of 34,493,429 shares of our Common Stock outstanding on February 27, 2022. However, each selling stockholder may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our Common Stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.
	Shares Beneficially Owned Prior to Offering		Shares to be Beneficially Owned After Offering
Name of Selling Stockholder	Number.	Percentage.(1)	Number.(2)	Percentage.(1)
OCM AHT Holdings, LLC(3)(6)	860,064	2.5%	—	*
ROF8 AHT PT, LLC(4)(6)	860,064	2.5%	—	*
Oaktree Phoenix Investment Fund AIF (Delaware), L.P.(5) (6)	25,132	*	—	*

*
Less than one percent.

(1)
Applicable percentage ownership is based on 34,493,429 shares of our Common Stock outstanding as of February 27, 2022, and assuming an Exit Fee of 1,745,260 shares of Common Stock as described in “Prospectus Summary — The Offering.”

(2)
Assumes the sale of all shares being offered pursuant to this prospectus.

(3)
The manager of OCM AHT Holdings, LLC is Oaktree Fund GP, LLC. The managing member of Oaktree Fund GP, LLC is Oaktree Fund GP I, L.P. The general partner of Oaktree Fund GP I, L.P. is Oaktree Capital I, L.P. The general partner of Oaktree Capital I, L.P. is OCM Holdings I, LLC. The managing member of OCM Holdings I, LLC is Oaktree Holdings, LLC. The managing member of Oaktree Holdings, LLC is Oaktree Capital Group, LLC. Oaktree Capital Group, LLC is governed and controlled by its eleven-member board of directors. Each of the general partners, managing members, managers and directors listed above in this note disclaims beneficial ownership of the securities set forth in the table above as being beneficially owned by OCM AHT Holdings, LLC, except to the extent of their respective pecuniary interest therein, if any.
(4)
The managing member of ROF8 AHT PT, LLC is Oaktree Real Estate Opportunities Fund VIII GP, L.P. The general partner of Oaktree Real Estate Opportunities Fund VIII GP, L.P. is Oaktree Real Estate Opportunities Fund VIII GP Ltd. The sole director of Oaktree Real Estate Opportunities Fund VIII GP Ltd. is Oaktree Capital Management, L.P. The general partner of Oaktree Capital Management, L.P. is Oaktree Capital Management GP, LLC. The sole managing member of Oaktree Capital Management GP, LLC is Atlas OCM Holdings, LLC. Atlas OCM Holdings, LLC is governed and controlled by its eleven-member board of directors. Each of the general partners, managing members, and directors listed above in this note disclaims beneficial ownership of the securities set forth in the table above as being beneficially owned by ROF8 AHT PT, LLC, except to the extent of their respective pecuniary interest therein, if any.

(5)
The general partner of Oaktree Phoenix Investment Fund AIF (Delaware), L.P. is Oaktree Fund AIF Series, L.P. The general partner of Oaktree Fund AIF Series, L.P. is Oaktree Fund GP AIF, LLC. The managing member of Oaktree Fund GP AIF, LLC is Oaktree Fund GP III, L.P. The general partner of Oaktree Fund GP III, L.P. is Oaktree AIF Investments, L.P. The general partner of Oaktree AIF Investments, L.P. is Oaktree AIF Investment GP, LLC. The sole member of Oaktree AIF Investment GP, LLC is Atlas OCM Holdings, LLC. Atlas OCM Holdings, LLC is governed and controlled by its eleven-member board of directors. Each of the general partners, managing members, sole members, and directors listed above in this note expressly disclaims beneficial ownership of the securities set forth in the table above as being beneficially owned by Oaktree Phoenix Investment Fund AIF (Delaware), L.P., except to the extent of their respective pecuniary interest therein, if any.

(6)
OCM AHT Holdings, LLC, ROF8 AHT PT, LLC and Oaktree Phoenix Investment Fund AIF (Delaware), L.P. may be deemed to be a “group” for purposes of Rule 13d-3 under the Securities Exchange Act of 1934. Each such entity and each of the general partners, managing members, sole members, and directors thereof expressly disclaims beneficial ownership of the securities of each of the other such entities, except to the extent of their pecuniary interest therein, if any.

DESCRIPTION OF CAPITAL STOCK
General
We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the Maryland General Corporation Law (“MGCL”), our charter and our bylaws. Our charter authorizes the issuance of up to 400,000,000 shares of common stock and 50,000,000 shares of preferred stock. As of February 27, 2022, we had 34,493,429 shares of our common stock issued and outstanding, 1,174,427 shares of our Series D Cumulative Preferred Stock, 1,251,044 shares of our Series F Cumulative Preferred Stock, 1,531,996 shares of our Series G Cumulative Preferred Stock, 1,308,415 shares of our Series H Cumulative Preferred Stock, and 1,252,923 share of our Series I Cumulative Preferred Stock. Accordingly, we may issue up to an additional 365,506,571 shares of common stock and 43,481,195 shares of preferred stock.
Common Stock
Voting Rights
Subject to the provisions of our charter regarding the restrictions on transfer of stock, each outstanding share of our Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. Director nominees in an uncontested election are elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with abstentions and broker non-votes not counted as a vote cast either “for” or “against” that director’s election). In the event of a contested election, as defined in our charter, a plurality voting standard will apply.
Dividend Rights
Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our Common Stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of funds legally available therefor.
Liquidation Rights
Subject to the preferential rights of any other class or series of stock, holders of shares of our Common Stock are entitled to share ratably in the assets of our Company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our Company, including the preferential rights on dissolution of any class or classes of Preferred Stock.
Other Rights and Preferences
Holders of shares of our Common Stock have no preference, conversion, exchange, sinking fund, or redemption and have no preemptive rights to subscribe for any securities of our Company, and generally have no appraisal rights so long as our Common Stock is listed on a national securities exchange and except in very limited circumstances involving a merger where our stock is converted into any consideration other than stock of the successor in the merger and in which our directors, officers, and 5% or greater stockholders receive different consideration than stockholders generally. Subject to the provisions of the charter regarding the restrictions on transfer of stock, shares of our Common Stock will have equal dividend, liquidation and other rights.
Subject to the provisions of the charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own our Common Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on our Common Stock, imposed by foreign law or by our charter or bylaws.

Listing
The Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “AHT.”
Series D Preferred Stock
Our board of directors has classified and designated 9,666,797 shares of 8.45% Series D Cumulative Preferred Stock, par value $0.01 per share (“Series D Preferred Stock”). All outstanding shares of our Series D Preferred Stock are fully paid and nonassessable.
Ranking
The Series D Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:
•
senior to all classes or series of Common Stock and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•
on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

•
junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.
Our Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, and Series I Preferred Stock all rank on a parity with one another.
Voting Rights
Holders of Series D Preferred Stock generally have no voting rights, except that if six or more quarterly dividend payments have not been made, our board of directors will be expanded by two seats and the holders of Series D Preferred Stock, voting together as a single class with the holders of all other series of preferred stock that has been granted similar voting rights and is considered parity stock with the Series D Preferred Stock, will be entitled to elect these two directors. In addition, the issuance of senior shares or certain changes to the terms of the Series D Preferred Stock that would be materially adverse to the rights of holders of Series D Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding Series D Preferred Stock and shares of any class or series of shares ranking on a parity with the Series D Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.
Dividend Rights
The Series D Preferred Stock accrues a cumulative cash dividend at an annual rate of 8.45% on the $25.00 per share liquidation preference; provided, however, that during any period of time that both (i) the Series D Preferred Stock is not listed on either the NYSE, NYSE American LLC (the “NYSE American”), or the NASDAQ Stock Market (“NASDAQ”), or on a successor exchange and (ii) we are not subject to the reporting requirements of the Exchange Act, the Series D Preferred Stock will accrue a cumulative cash dividend at an annual rate of 9.45% on the $25.00 per share liquidation preference (equivalent to an annual dividend rate of $2.3625 per share), which we refer to as a special distribution.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding up of our Company, the holders of Series D Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared)

to the date of liquidation, dissolution or winding up of the affairs of our Company, before any payment or distribution will be made to or set apart for the holders of any junior stock.
Other Rights and Preferences
The Series D Preferred Stock is not convertible or exchangeable for any of our other securities or property, and holders of shares of our Series D Preferred Stock have no preemptive rights to subscribe for any securities of our Company. Holders of Series D Preferred Stock do not have redemption rights. Our Series D Preferred Stock is not subject to any sinking fund provisions.
During any period in which we are required to pay a special distribution, holders of the Series D Preferred Stock will become entitled to certain information rights related thereto.
Subject to the provisions of the charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own our Series D Preferred Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on our Series D Preferred Stock, imposed by foreign law or by our charter or bylaws.
Listing
The Series D Preferred Stock is traded on the NYSE under the trading symbol “AHT-PD.”
Series F Preferred Stock
Our board of directors has classified and designated 4,800,000 shares of 7.375% Series F Cumulative Preferred Stock, par value $0.01 per share (“Series F Preferred Stock”). All outstanding shares of our Series F Preferred Stock are fully paid and nonassessable.
Ranking
The Series F Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:
•
senior to all classes or series of Common Stock and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•
on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

•
junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.
Voting Rights
Holders of Series F Preferred Stock generally have no voting rights, except that if six or more quarterly dividend payments have not been made, our board of directors will be expanded by two seats and the holders of Series F Preferred Stock, voting together as a single class with the holders of all other series of Preferred Stock that has been granted similar voting rights and is considered parity stock with the Series F Preferred Stock, will be entitled to elect these two directors. In addition, the issuance of senior shares or certain changes to the terms of the Series F Preferred Stock that would be materially adverse to the rights of holders of Series F Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding Series F Preferred Stock and shares of any class or series of shares ranking on a parity with the Series F Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.

Dividend Rights
The Series F Preferred Stock accrues a cumulative cash dividend at an annual rate of 7.375% on the $25.00 per share liquidation preference.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding up of our Company, the holders of Series F Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of liquidation, dissolution or winding up of the affairs of our Company, before any payment or distribution will be made to or set apart for the holders of any junior stock.
Redemption Provisions
Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series F Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control conversion date, we exercise any of our redemption rights relating to the Series F Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series F Preferred Stock will not have the conversion right described below.
A “Change of Control” is when, after the original issuance of the Series F Preferred Stock, the following have occurred and are continuing:
•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our Company entitling that person to exercise more than 50% of the total voting power of all shares of our Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depository Receipts (“ADRs”) representing such securities) listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

In addition, we may redeem the Series F Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the $25.00 per share liquidation preference plus all accrued and unpaid dividends to the date fixed for redemption. The Series F Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.
Conversion Rights
Upon the occurrence of a Change of Control, each holder of Series F Preferred Stock will have the right (unless, prior to the Change of Control conversion date, we have provided or provide notice of our election to redeem the Series F Preferred Stock) to convert some or all of the Series F Preferred Stock held by such holder on the Change of Control conversion date into a number of shares of our Common Stock per share of Series F Preferred Stock to be converted equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control conversion date (unless the Change of Control conversion date is after a dividend record date for the Series F Preferred Stock and prior to the corresponding Series F Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•
.0968992 (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration. The “Common Stock Price” will be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by the holders of our Common Stock is solely cash; or (ii) the average of the closing prices for our Common Stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our Common Stock is other than solely cash.
If, prior to the Change of Control conversion date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series F Preferred Stock will not have any right to convert the Series F Preferred Stock in connection with the Change of Control conversion right and any shares of Series F Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control conversion date.
Except as provided above in connection with a Change of Control, the Series F Preferred Stock is not convertible into or exchangeable for any other securities or property.
Other Rights and Preferences
Holders of shares of our Series F Preferred Stock have no preemptive rights to subscribe for any securities of our Company. Subject to the provisions of the charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own our Series F Preferred Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on our Series F Preferred Stock, imposed by foreign law or by our charter or bylaws.
Listing
The Series F Preferred Stock is traded on the NYSE under the trading symbol “AHT-PF.”
Series G Preferred Stock
Our board of directors has classified and designated 6,900,000 shares of 7.375% Series G Cumulative Preferred Stock, par value $0.01 per share (“Series G Preferred Stock”). All outstanding shares of our Series G Preferred Stock are fully paid and nonassessable.
Ranking
The Series G Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:
•
senior to all classes or series of Common Stock and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•
on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

•
junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.
Voting Rights
Holders of Series G Preferred Stock generally have no voting rights, except that if six or more quarterly dividend payments have not been made, our board of directors will be expanded by two seats and the holders of Series G Preferred Stock, voting together as a single class with the holders of all other series of Preferred Stock that has been granted similar voting rights and is considered parity stock with the Series G Preferred Stock, will be entitled to elect these two directors. In addition, the issuance of senior shares or certain changes to the terms of the Series G Preferred Stock that would be materially adverse to the rights of holders of Series G Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding Series G Preferred Stock and shares of any class or series of shares ranking on a parity with the Series G Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.
Dividend Rights
The Series G Preferred Stock accrues a cumulative cash dividend at an annual rate of 7.375% on the $25.00 per share liquidation preference.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding up of our Company, the holders of Series G Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of liquidation, dissolution or winding up of the affairs of our Company, before any payment or distribution will be made to or set apart for the holders of any junior stock.
Redemption Provisions
Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series G Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control conversion date, we exercise any of our redemption rights relating to the Series G Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series G Preferred Stock will not have the conversion right described below.
A “Change of Control” is when, after the original issuance of the Series G Preferred Stock, the following have occurred and are continuing:
•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our Company entitling that person to exercise more than 50% of the total voting power of all shares of our Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

In addition, we may redeem the Series G Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the $25.00 per share liquidation preference plus all accrued and unpaid dividends to the date fixed for redemption. The Series G Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.
Conversion Rights
Upon the occurrence of a Change of Control, each holder of Series G Preferred Stock will have the right (unless, prior to the Change of Control conversion date, we have provided or provide notice of our election to redeem the Series G Preferred Stock) to convert some or all of the Series G Preferred Stock held by such holder on the Change of Control conversion date into a number of shares of our Common Stock per share of Series G Preferred Stock to be converted equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control conversion date (unless the Change of Control conversion date is after a dividend record date for the Series G Preferred Stock and prior to the corresponding Series G Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•
.083333 (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration. The “Common Stock Price” will be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by the holders of our Common Stock is solely cash; or (ii) the average of the closing prices for our Common Stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our Common Stock is other than solely cash.
If, prior to the Change of Control conversion date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series G Preferred Stock will not have any right to convert the Series G Preferred Stock in connection with the Change of Control conversion right and any shares of Series G Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control conversion date.
Except as provided above in connection with a Change of Control, the Series G Preferred Stock is not convertible into or exchangeable for any other securities or property.
Other Rights and Preferences
Holders of shares of our Series G Preferred Stock have no preemptive rights to subscribe for any securities of our Company. Subject to the provisions of the charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own our Series G Preferred Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on our Series G Preferred Stock, imposed by foreign law or by our charter or bylaws.
Listing
The Series G Preferred Stock is traded on the NYSE under the trading symbol “AHT-PG.”
Series H Preferred Stock
Our board of directors has classified and designated 3,910,000 shares of 7.50% Series H Cumulative Preferred Stock, par value $0.01 per share (“Series H Preferred Stock”). All outstanding shares of our Series H Preferred Stock are fully paid and nonassessable.
Ranking
The Series H Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:
•
senior to all classes or series of Common Stock and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•
on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

•
junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.
Voting Rights
Holders of Series H Preferred Stock generally have no voting rights, except that if six or more quarterly dividend payments have not been made, our board of directors will be expanded by two seats and the holders of Series H Preferred Stock, voting together as a single class with the holders of all other series of Preferred Stock that has been granted similar voting rights and is considered parity stock with the Series H Preferred Stock, will be entitled to elect these two directors. In addition, the issuance of senior shares or certain changes to the terms of the Series H Preferred Stock that would be materially adverse to the rights of holders of Series H Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding Series H Preferred Stock and shares of any class or series of shares ranking on a parity with the Series H Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.
Dividend Rights
The Series H Preferred Stock accrues a cumulative cash dividend at an annual rate of 7.50% on the $25.00 per share liquidation preference.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding up of our Company, the holders of Series H Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of liquidation, dissolution or winding up of the affairs of our Company, before any payment or distribution will be made to or set apart for the holders of any junior stock.
Redemption Provisions
Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series H Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control conversion date, we exercise any of our redemption rights relating to the Series H Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series H Preferred Stock will not have the conversion right described below.
A “Change of Control” is when, after the original issuance of the Series H Preferred Stock, the following have occurred and are continuing:
•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our Company entitling that person to exercise more than 50% of the total voting power of all shares of our Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

In addition, we may redeem the Series H Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the $25.00 per share liquidation preference plus all accrued and unpaid dividends to the date fixed for redemption. The Series H Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.
Conversion Rights
Upon the occurrence of a Change of Control, each holder of Series H Preferred Stock will have the right (unless, prior to the Change of Control conversion date, we have provided or provide notice of our election to redeem the Series H Preferred Stock) to convert some or all of the Series H Preferred Stock held by such holder on the Change of Control conversion date into a number of shares of our Common Stock per share of Series H Preferred Stock to be converted equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control conversion date (unless the Change of Control conversion date is after a dividend record date for the Series H Preferred Stock and prior to the corresponding Series H Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•
.0825083 (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration. The “Common Stock Price” will be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by the holders of our Common Stock is solely cash; or (ii) the average of the closing prices for our Common Stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our Common Stock is other than solely cash.
If, prior to the Change of Control conversion date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series H Preferred Stock will not have any right to convert the Series H Preferred Stock in connection with the Change of Control conversion right and any shares of Series H Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control conversion date.
Except as provided above in connection with a Change of Control, the Series H Preferred Stock is not convertible into or exchangeable for any other securities or property.
Other Rights and Preferences
Holders of shares of our Series H Preferred Stock have no preemptive rights to subscribe for any securities of our Company. Subject to the provisions of the charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own our Series H Preferred Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on our Series H Preferred Stock, imposed by foreign law or by our charter or bylaws.
Listing
The Series H Preferred Stock is traded on the NYSE under the trading symbol “AHT-PH.”
Series I Preferred Stock
Our board of directors has classified and designated 6,210,000 shares of 7.50% Series I Cumulative Preferred Stock, par value $0.01 per share (“Series I Preferred Stock”). All outstanding shares of our Series I Preferred Stock are fully paid and nonassessable.
Ranking
The Series I Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:

•
senior to all classes or series of Common Stock and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•
on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

•
junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.
Voting Rights
Holders of Series I Preferred Stock generally have no voting rights, except that if six or more quarterly dividend payments have not been made, our board of directors will be expanded by two seats and the holders of Series I Preferred Stock, voting together as a single class with the holders of all other series of Preferred Stock that has been granted similar voting rights and is considered parity stock with the Series I Preferred Stock, will be entitled to elect these two directors. In addition, the issuance of senior shares or certain changes to the terms of the Series I Preferred Stock that would be materially adverse to the rights of holders of Series I Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding Series I Preferred Stock and shares of any class or series of shares ranking on a parity with the Series I Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.
Dividend Rights
The Series I Preferred Stock accrues a cumulative cash dividend at an annual rate of 7.50% on the $25.00 per share liquidation preference.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding up of our Company, the holders of Series I Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of liquidation, dissolution or winding up of the affairs of our Company, before any payment or distribution will be made to or set apart for the holders of any junior stock.
Redemption Provisions
Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series I Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control conversion date, we exercise any of our redemption rights relating to the Series I Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series I Preferred Stock will not have the conversion right described below.
A “Change of Control” is when, after the original issuance of the Series I Preferred Stock, the following have occurred and are continuing:
•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our Company entitling that person to exercise more than 50% of the total voting power of all shares of our Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

In addition, on and after November 17, 2022, we may redeem the Series I Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the $25.00 per share liquidation preference plus all accrued and unpaid dividends to the date fixed for redemption. The Series I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.
Conversion Rights
Upon the occurrence of a Change of Control, each holder of Series I Preferred Stock will have the right (unless, prior to the Change of Control conversion date, we have provided or provide notice of our election to redeem the Series I Preferred Stock) to convert some or all of the Series I Preferred Stock held by such holder on the Change of Control conversion date into a number of shares of our Common Stock per share of Series I Preferred Stock to be converted equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control conversion date (unless the Change of Control conversion date is after a dividend record date for the Series I Preferred Stock and prior to the corresponding Series I Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•
.0806452 (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration. The “Common Stock Price” will be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by the holders of our Common Stock is solely cash; or (ii) the average of the closing prices for our Common Stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our Common Stock is other than solely cash.
If, prior to the Change of Control conversion date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series I Preferred Stock will not have any right to convert the Series I Preferred Stock in connection with the Change of Control conversion right and any shares of Series I Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control conversion date.
Except as provided above in connection with a Change of Control, the Series I Preferred Stock is not convertible into or exchangeable for any other securities or property.
Other Rights and Preferences
Holders of shares of our Series I Preferred Stock have no preemptive rights to subscribe for any securities of our Company. During any period that we are not subject to the reporting requirements of the Exchange Act, and any Series I Preferred Stock is outstanding, holders of the Series I Preferred Stock will become entitled to certain information rights related thereto.
Subject to the provisions of the charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own our Series I Preferred Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on our Series I Preferred Stock, imposed by foreign law or by our charter or bylaws.
Listing
The Series I Preferred Stock is traded on the NYSE under the trading symbol “AHT-PI.”

Restrictions on Ownership and Transfer
To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our common stock and any class of our preferred stock or other class of stock.
Transfer Agent
The transfer agent and registrar for our common stock and preferred stock is Computershare Trust Company, N.A.
Power to Increase Authorized Stock and Issue Additional Shares of Our Preferred Stock
We believe that the power of our board of directors, without stockholder approval, to amend our charter to increase the aggregate number of authorized shares of common stock and preferred stock, to issue additional authorized but unissued shares of our common stock and preferred stock and to classify or reclassify unissued shares of our common stock and preferred stock and thereafter to issue such classified or reclassified shares provides us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional authorized shares of common stock or preferred stock, are available for issuance without further action by our stockholders, unless stockholder approval is required by applicable law or the rules of the NYSE or any other stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue an additional class or series of stock that could, depending upon the terms of the particular class or series, delay, deter or prevent a transaction or a change of control of our company, even if such transaction or change of control involves a premium price for our stockholders or our stockholders believe that such transaction or change of control may be in their best interests.

PLAN OF DISTRIBUTION
We are registering the shares of Common Stock offered by this prospectus to permit the resale of these shares of Common Stock by the selling stockholders listed under “Selling Stockholders,” from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock offered by this prospectus. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock offered by this prospectus.
Each selling stockholder may sell all or a portion of the shares of Common Stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, such selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions.
The selling stockholders or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock on the NYSE or any other stock exchange, market or trading facility on which our shares of Common Stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of their shares of Common Stock:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
agented transactions;

•
sales directly into the market;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
purchases or sales by brokers;

•
stock loan or stock pledge transactions;

•
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
underwritten transactions, including, without limitation, firm-commitment or best efforts underwritten public offerings;

•
short sales;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
derivative transactions;

•
broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price;

•
distribution to members, limited partners or stockholders of the selling stockholders;

•
transfers among funds affiliated with any of the selling stockholders or other affiliates of the selling stockholders;

•
“at the market” or through market makers or into an existing market for the shares of Common Stock;

•
sales not involving a public offering;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

If a selling stockholder effects such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such selling stockholder or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).
In connection with sales of the shares of Common Stock or otherwise, a selling stockholder may enter into hedging transactions with broker-dealers, which may, in turn, engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. A selling stockholder may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. A selling stockholder may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares. A selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares of Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A selling stockholder may pledge or grant a security interest in some or all of the shares of Common Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. A selling stockholder also may transfer and donate the shares of Common Stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The aggregate proceeds to a selling stockholder from the sale of the shares of Common Stock offered will be the purchase price of the shares of Common Stock less discounts or commissions, if any. Each selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Common Stock to be made directly or through agents. Each selling stockholder also may resell all or a portion of the shares of Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, rather than under this prospectus, provided that each meets the criteria and conforms to the requirements of that rule.
The selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
The validity of the Common Stock offered by this prospectus has been passed upon for us by Hogan Lovells US LLP. Certain tax matters have been passed upon for us by O’Melveny & Myers LLP.
EXPERTS
The consolidated financial statements and schedule as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts on auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Securities Exchange Act of 1934. You may read and copy any materials that we file with the SEC without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549-1090. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Also, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including Ashford, that file electronically with the SEC. The public can obtain any documents that we file with the SEC at www.sec.gov.
We also make available free of charge on or through our internet website (www.ahtreit.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish to, the SEC.
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our Company and our securities, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.
Incorporation by Reference
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC. Any such updated or superseded statement will not be deemed, except as so updated or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on and after the date of the initial filing of the registration statement and prior to the effectiveness of the registration statement of which this prospectus is a part, and any filing made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effectiveness of the registration statement of which this prospectus is a part prior to the termination of the offering of the underlying securities; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022;

•
Our Definitive Proxy Statement on Schedule 14A, filed on March 30, 2021;

•
Our Current Reports on Form 8-K, filed with the SEC on January 6, 2022, January 18, 2022, January 19, 2022 and January 24, 2022 (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished therewith); and

•
The description of our Common Stock in our registration statement on Form 8-A filed with the SEC on August 19, 2003 and any amendment or report filed with the SEC for the purpose of updating such description.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference in this prospectus, is automatically updated or superseded if information contained in this prospectus, or information that we later file with the SEC, updates or replaces the statement. Any such updated or superseded statement will not be deemed, except as so updated or superseded, to constitute a part of this prospectus.
Copies of all documents which are incorporated by reference in this prospectus (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus is delivered, upon written or oral request. Requests should be directed to Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254, Attention: Investor Relations (telephone number: (972) 490-9600). You also may obtain copies of these filings, at no cost, by accessing our website at www.ahtreit.com; however, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus or incorporated into any other filing that we submit to the SEC.

1,745,260 Shares
ASHFORD HOSPITALITY TRUST, INC.
Common Stock

PROSPECTUS

, 2022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.
SEC registration fee	$1,321.79
Accounting fees and expenses	$20,000
Legal fees and expenses	$100,000
Miscellaneous fees and expenses	$20,000
Total expenses	141,321.79
Item 15.   Indemnification of Directors and Officers.
The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company’s Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.
The Company’s Charter requires it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our present and former directors and officers, whether serving us or any other entity at our request, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any such capacity. The bylaws of the Company establish certain procedures for indemnification and advancement of expenses pursuant to Maryland law and the Company’s Charter.
The MGCL requires a corporation (unless its charter provides otherwise, which the our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (x) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (y) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.
The Company has entered into indemnification agreements with certain of its directors and officers. Under the indemnification agreements, the Company will indemnify each indemnitee to the maximum extent permitted by Maryland law for liabilities and expenses arising out of the indemnitee’s service to the

Company or other entity for which such indemnitee is or was serving at the request of the Company. The indemnification agreements also provide (a) for the advancement of expenses by the Company, subject to certain conditions, (b) a procedure for determining an indemnitee’s entitlement to indemnification and (c) for certain remedies for the indemnitee. In addition, the indemnification agreements require the Company to use its reasonable best efforts to obtain directors and officers liability insurance on terms and conditions deemed appropriate by the Board.
The Company maintains insurance for its directors and officers against certain liabilities, including liabilities under the Securities Act, under insurance policies, the premiums of which are paid by the Company. The effect of these insurance policies is to indemnify any directors or officers of the Company against expenses, judgments, attorneys’ fees and other amounts paid in settlements incurred by a director or officer upon a determination that such person acted in accordance with the requirements of such insurance policy.
Item 16.   Exhibits.
Exhibit Number	Exhibit Description
2.1	Separation and Distribution Agreement, dated October 31, 2014, by and between Ashford Hospitality Trust, Inc., Ashford OP Limited Partner LLC, Ashford Hospitality Limited Partnership, Ashford Inc. and Ashford Hospitality Advisors LLC (incorporated by reference to Exhibit 2.1 to Form 8-K, filed on November 6, 2014, for the event dated October 31, 2014) (File No. 001-31775)
4.1	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 of Form S-11/A, filed on August 20, 2003) (File No. 001-31775)
4.1.1	Articles Supplementary for Series A Cumulative Preferred Stock, dated September 15, 2004 (incorporated by reference to Exhibit 4.1.1 of Form 10-K, filed on February 28, 2012) (File No. 001-31775)
4.1.2	Form of Certificate of Series A Cumulative Preferred Stock (incorporated by reference to Exhibit 4.1.2 of Form 10-K, filed on February 28, 2012) (File No. 001-31775)
4.2.1	Articles Supplementary for Series D Cumulative Preferred Stock, dated July 17, 2007 (incorporated by reference to Exhibit 3.5 to the Registrant’s Form 8-A, filed July 17, 2007)
4.2.2	Form of Certificate of Series D Cumulative Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-A, filed July 17, 2007)
4.3.1	Articles Supplementary for Series E Cumulative Preferred Stock, dated April 15, 2011 (incorporated by reference to the Registrant’s Form 8-A, filed April 18 2011)
4.3.2	Form of Certificate of Series E Cumulative Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-A, filed April 18, 2011)
4.4	Articles Supplementary for Series F Cumulative Preferred Stock, accepted for record and certified by the Maryland State Department of Assessments and Taxation on July 11, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed July 12, 2016) (File No. 001-31775)
4.5	Articles Supplementary for Series G Cumulative Preferred Stock, accepted for record and certified by the Maryland State Department of Assessments and Taxation on October 17, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on October 18, 2016) (File No. 001-31775)
4.6	Articles Supplementary for Series H Cumulative Preferred Stock, accepted for record and certified by the Maryland State Department of Assessments and Taxation on August 18, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on August 22, 2017) (File No. 001-31775)

Exhibit Number	Exhibit Description
4.7	Articles Supplementary for Series I Cumulative Preferred Stock, accepted for record and certified by the Maryland State Department of Assessments and Taxation on November 14, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on November 14, 2017) (File No. 001-31775)
5.1	Opinion of Hogan Lovells US LLP with respect to the legality of the securities being registered
8.1	Opinion of O’Melveny & Myers LLP with respect to tax matters
23.1	Consents of Hogan Lovells US LLP (included in Exhibit 5.1)
23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 8.1)
23.3	Consent of BDO USA, LLP
24.1	Powers of Attorney (included on signature page)
107	Calculation of Filing Fee Table.

+
Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. We hereby undertake to furnish copies of the omitted schedule or exhibit upon request by the Securities and Exchange Commission

*
To be filed by amendment.

Item 17.   Undertakings
(a).
The undersigned registrant hereby undertakes:

(1).
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i).
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii).
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii).
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2).
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3).
To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4).
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i).
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii).
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5).
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i).
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii).
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii).
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv).
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6).
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(i).
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 3, 2022.
ASHFORD HOSPITALITY TRUST, INC.
By:
/s/ Deric S. Eubanks

Name: Deric S. Eubanks
Title:   Chief Financial Officer and Treasurer
POWER OF ATTORNEY
Each person whose signature appears below appoints Deric S. Eubanks as his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.
Name	Title	Date
/s/ J. Robison Hays, III J. Robison Hays, III	Chief Executive Officer and President; Director (Principal Executive Officer)	March 3, 2022
/s/ Alex Rose Alex Rose	Executive Vice President, General Counsel and Secretary	March 3, 2022
/s/ Deric S. Eubanks Deric S. Eubanks	Chief Financial Officer and Treasurer (Principal Financial Officer)	March 3, 2022
/s/ Jeremy J. Welter Jeremy J. Welter	Chief Operating Officer	March 3, 2022
/s/ Mark L. Nunneley Mark L. Nunneley	Chief Accounting Officer (Principal Accounting Officer)	March 3, 2022
/s/ Monty J. Bennett Monty J. Bennett	Director and Chairman of the Board	March 3, 2022
/s/ Benjamin J. Ansell, MD Benjamin J. Ansell, MD	Director	March 3, 2022
/s/ Amish V. Gupta Amish V. Gupta	Lead Director	March 3, 2022

Name	Title	Date
/s/ Kamal Jafarnia Kamal Jafarnia	Director	March 3, 2022
/s/ Frederick J. Kleisner Frederick J. Kleisner	Director	March 3, 2022
/s/ Sheri L. Pantermuehl Sheri L. Pantermuehl	Director	March 3, 2022
/s/ Alan L. Tallis Alan L. Tallis	Director	March 3, 2022